UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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Grubb & Ellis Company

(Name of Registrant as Specified In Its Charter)

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November [    ], 2011

To the Shareowners of

Grubb & Ellis Company:

You are cordially invited to attend the Annual Meeting of Shareowners of Grubb & Ellis Company to be held on [            ], December [    ], 2011, at [            ] Eastern Standard Time, at [                    ].

At the Annual Meeting you will be asked to:

(i) elect six directors to the Board of Directors, each to serve for a one-year term;

(ii) adopt an amendment to the restated certificate of incorporation of Grubb & Ellis Company (the “Certificate of Incorporation”) to effect a reverse split of Grubb & Ellis Company’s issued and outstanding common stock, with the reverse stock split occurring at an exchange ratio that will be within a range of 1-for-[    ] and 1-for-[    ] and that will be determined by the Board of Directors;

(iii) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

(iv) transact such other business as may properly come before the Annual Meeting or any postponements or adjournments.

The Board of Directors unanimously recommends that you vote FOR the proposals set forth in (i), (ii) and (iii) above. We encourage you to read the accompanying Proxy Statement, which provides information about Grubb & Ellis Company, the election of directors, the reverse stock split and other matters to be considered at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to submit a proxy via mail, the Internet or by telephone by following the instructions included with the enclosed proxy card. Returning the enclosed proxy card, or voting via the Internet or telephone, will not deprive you of your right to attend the Annual Meeting and to vote your shares in person. If you attend the Annual Meeting and prefer to vote in person, you may do so.

Sincerely,

Thomas P. D’Arcy

President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to be Held

on December [    ], 2011.

Our proxy statement and annual report on Form 10-K are available at www.edocumentview.com/GBE.

GRUBB & ELLIS COMPANY

1551 N. Tustin Avenue, Suite 300

Santa Ana, CA 92705

(714) 667-8252

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

TO BE HELD DECEMBER [    ], 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareowners of Grubb & Ellis Company will be held on [            ], December [    ], 2011, at [            ] Eastern Standard Time, at [                    ] for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1. To elect six directors to the Board of Directors, each to serve for a one-year term;

2. To adopt an amendment to the restated certificate of incorporation of Grubb & Ellis Company (the “Certificate of Incorporation”) to effect a reverse split of Grubb & Ellis Company’s issued and outstanding common stock, with the reverse stock split occurring at an exchange ratio that will be within a range of 1-for-[    ] and 1-for-[    ] and that will be determined by the Board of Directors;

3. To ratify the appointment by the Board of Directors of Grubb & Ellis Company of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

4. To transact such other business as may properly come before the Annual Meeting and any adjournments of the meeting.

Shareowners of record at the close of business on November 16, 2011 are entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments of the meeting.

By Order of the Board of Directors

Thomas P. D’Arcy

President and Chief Executive Officer

Santa Ana, CA

November [    ], 2011

This Proxy Statement and accompanying enclosed proxy card are being mailed beginning November [    ], 2011 in connection with the solicitation of proxies by the Board of Directors of Grubb & Ellis Company, a Delaware corporation, for use at the 2011 Annual Meeting of Shareowners, which we may refer to alternatively as the “Annual Meeting” or the “Annual Meeting of Shareowners.” We may refer to ourselves in this Proxy Statement alternatively as “Grubb & Ellis,” the “Company,” “we,” “us” or “our” and we may refer to our Board of Directors as the “Board.”

IT IS IMPORTANT

THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT IN PERSON, YOU ARE URGED TO VOTE YOUR SHARES VIA MAIL, THE INTERENT OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH THE ENCLOSED PROXY CARD. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO ITS EXERCISE.

Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to be

Held on December [    ], 2011.

Our proxy statement and annual report on Form 10-K are available at

www.edocumentview.com/GBE.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1. Q:	On what will I be voting?

A:

(i)the election of the nominated slate of six directors to the Board of Directors, each to serve for a one-year term; (ii) the adoption of an amendment to the restated certificate of incorporation of Grubb & Ellis Company (the “Certificate of Incorporation”) to effect a reverse split of Grubb & Ellis Company’s issued and outstanding common stock, with the reverse stock split occurring at an exchange ratio that will be within a range of 1-for-[    ] and 1-for-[    ] and that will be determined by the Board of Directors; (iii) the ratification of the appointment by the Board of Directors of Grubb & Ellis Company of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and (iv) the transaction of such other business as may properly come before the Annual Meeting and any adjournments of the such meeting.

2. Q:	What are the Board’s recommendations?

A:	The Board recommends a vote:

•	FOR the election of the nominated slate of six directors to the Board of Directors, each to serve for a one-year term (see Proposal No. 1);

•

FOR the adoption of an amendment to the Certificate of Incorporation to effect a reverse split of the Company’s issued and outstanding common stock, with the reverse stock split occurring at an exchange ratio that will be within a range of 1-for-[    ] and 1-for-[    ] and that will be determined by the Board of Directors (see Proposal No. 2); and

•

FOR the ratification of the selection of Ernst & Young LLP, an independent registered public accounting firm, to be our independent registered public accounting firm for the fiscal year ending December 31, 2011 (see Proposal No. 3).

Unless you give other instructions on your enclosed proxy card, the persons named as proxy holders on the enclosed proxy card will vote in accordance with the recommendations of the Board.

3. Q:	How are directors nominated?

A:

Our Bylaws provide that nominations for directors are made by written notice no later than 90 days prior to the one year anniversary of the preceding year’s annual meeting. On recommendation of the Company’s Corporate Governance & Nominating Committee, the Board of Directors nominated the candidates listed in this proxy statement. The Board has no reason to believe that any nominee will be unable to serve as a director of the Company. If someone is nominated and becomes unable to serve, then your signed enclosed proxy card will authorize Thomas P. D’Arcy and Michael J. Rispoli, officers of the Company who are the proxy holders, to nominate someone else.

4. Q:	Who has the right to vote?

A:

All common shareowners and all preferred shareowners of record as of the close of business on November 16, 2011 can vote. On that date, there were 69,147,403 outstanding shares of common stock of the Company (“Common Stock”). Each share of Common Stock is entitled to one vote. On November 16, 2011, there were 963,500 outstanding shares of 12% cumulative participating perpetual convertible preferred stock of the Company (“Preferred Stock”), and each share of Preferred Stock is entitled to 60.606 votes on an as converted basis. Accordingly, the preferred shareowners have an aggregate of 58,393,881 votes. A quorum will exist for the meeting if at least a majority of the combined voting power of the outstanding shares of Common Stock and Preferred Stock (the Preferred Stock voting on an as converted basis) are represented at the meeting in person and/or by proxy.

5. Q:	How do I vote?

A:

If you have an account “on record” at Computershare Trust Company, N.A., our stock transfer agent and registrar (“Computershare”), or if you have Grubb & Ellis shares in your 401(k) plan account, you can submit a proxy in any of these ways:

(a):	Return the enclosed proxy card: Mark the boxes that show how you want to vote, sign and date the enclosed proxy card you receive and return it in the prepaid envelope.

(b):

By telephone:    Call toll-free 1-800-652-VOTE (8683) in the United States, Canada and Puerto Rico any time prior to 11:59 p.m. Eastern Standard Time, on December [    ], 2011 from a touchtone telephone, then follow the instructions to cast your vote. If you submit a proxy by telephone, please do not mail back the enclosed proxy card.

(c):

On the Internet:    Go to the following website prior to 11:59 p.m., Eastern Standard Time, on December [    ], 2011: www.envisionreports.com/GBE and then follow the instructions outlined on the secured website. If you submit a proxy on the internet, please do not mail back your enclosed proxy card.

(d):	By attending the Annual Meeting: Delivering the enclosed proxy card with your vote.

6. Q:	Who will count the votes?

A:	Computershare will act as inspector of election and tabulate the votes.

7. Q:	What vote is needed to elect a director?

A:

A vote by a plurality of the votes cast by common shareowners and preferred shareowners (on an as converted basis) voting as a single class at a duly called meeting at which a quorum is present in person or by proxy is needed to elect a director. A quorum will exist for the meeting if at least a majority of the combined voting power of the outstanding shares of Common Stock and Preferred Stock (the Preferred Stock voting on an as converted basis) are represented at the meeting in person and/or by proxy. Cumulative voting is not permitted.

Where a proxy card has been voted “abstain,” “withhold authority,” or “broker non-vote,” the shares are counted for quorum purposes, but are not considered cast for voting on a proposal or an election. “Broker non-vote” means that shares are held by a broker or in nominee name and the broker or nominee has signed and returned the enclosed proxy card to us, but for which the broker has no authority to vote because no instructions have been received from its customer.

8. Q:	What vote is needed to approve the adoption of the amendment to the Certificate of Incorporation to effect the reverse stock split?

A:

Approval of the adoption of the amendment to the Certificate of Incorporation to effect the reverse stock split requires the affirmative vote of a majority of the voting power of all outstanding shares of Common Stock and Preferred Stock voting together as a single class (the Preferred Stock voting on an as converted basis). Where a proxy card has been voted “abstain,” “withhold authority,” or “broker non-vote,” the shares are counted for quorum purposes, but are not considered cast for voting on a proposal or an election. Abstentions and broker non-votes will have the same effect as voting against the adoption of the proposal because the required vote is based on the number of shares outstanding rather than the number of votes cast.

9. Q:	What vote is needed to approve the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011?

A:

Approval of the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative vote of a majority of the combined voting power of the outstanding shares of Common Stock and Preferred Stock voting together as a single class (the Preferred Stock voting on an as converted basis) present in person or by proxy at the Annual Meeting once a quorum has been established. A quorum will exist for the meeting if at least a majority of the combined voting power of the outstanding shares of Common Stock and Preferred Stock (the Preferred Stock voting on an as converted basis) are represented at the meeting in person and/or by proxy. Where a proxy card has been voted “abstain,” “withhold authority,” or “broker non-vote,” the shares are counted for quorum purposes, but are not considered cast for voting on a proposal or an election.

10. Q:	Who is soliciting my vote?

A:

Our Board of Directors is asking you to vote in favor of all of the proposals set forth in this Proxy Statement. Our employees and directors may solicit proxies as part of their assigned duties, at no extra compensation. The Company will pay the expenses related to this proxy solicitation.

11. Q:	How can I, as a shareowner, arrange for a proposal to be included in next year’s Company proxy statement?

A:

For your proposal to be considered for inclusion in next year’s proxy statement, you can submit a proposal in writing to our Corporate Secretary at our headquarters by [                    , 2012]. If you are eligible to submit the proposal, and if it is an appropriate proposal under the proxy rules of the Securities and Exchange Commission (“SEC”) and our Bylaws, it will be included.

12. Q:	What is the “householding” of annual disclosure documents?

A:

Only one copy of this Proxy Statement is being sent to an address shared by more than one shareowner unless we have received contrary instructions. This practice, known as “householding,” is designed to reduce our printing and mailing costs. If any shareowner residing at such an address wishes to receive a separate copy of this Proxy Statement, he or she may contact the Company’s Corporate Secretary at Grubb & Ellis Company, Attn: Corporate Secretary, 1551 N. Tustin Ave., Suite 300, Santa Ana, CA 92705 or by phone at (714) 667-8252 and the Company shall promptly deliver a copy of this Proxy Statement to the requesting shareowner. Any such shareowner may also contact the Company’s Corporate Secretary using the above contact information if he or she would like to receive separate Proxy Statements in the future. If you are receiving multiple copies of this Proxy Statement, you may request householding in the future by contacting the Corporate Secretary of the Company using the above contact information.

ELECTION OF DIRECTORS

(Proposal No. 1)

Board Nominees

On November [    ], 2011, the Board of Directors unanimously voted to nominate Thomas P. D’Arcy, C. Michael Kojaian, Robert J. McLaughlin, Devin I. Murphy, D. Fleet Wallace and Rodger D. Young for election at the Annual Meeting. As nominees to serve as directors, each of Thomas P. D’Arcy, C. Michael Kojaian, Robert J. McLaughlin, Devin I. Murphy, D. Fleet Wallace and Rodger D. Young, if elected at the Annual Meeting, will serve for a term of one year until the 2012 Annual Meeting of Shareowners and until their respective successors are elected and qualified.

Information as to Board Nominees

The following table lists our Board of Directors’ nominees for election as directors of the Board of Directors. Also in the table is each person’s age as of November 11, 2011, the periods during which that person has served as one of our directors, and positions currently held with us. More detailed biographic information is provided below for each of the director nominees.

Director Nominees for a One-Year Term:	Age at November 11, 2011	Director Since	Expiration of Term	Position
Thomas P. D’Arcy	51	2009	2011	President and CEO and Director
C. Michael Kojaian	49	1996	2011	Chairman of the Board
Robert J. McLaughlin	78	2004	2011	Director
Devin I. Murphy	51	2008	2011	Director
D. Fleet Wallace	43	2007	2011	Director
Rodger D. Young	65	2003	2011	Director

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Thomas P. D’Arcy, C. Michael Kojaian, Robert J. McLaughlin, Devin I. Murphy, D. Fleet Wallace and Rodger D. Young as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his or her place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A vote by a plurality of the votes cast by holders of Common Stock and Preferred Stock (the Preferred Stock voting on an as converted basis) voting as a single class where a quorum is present is needed to elect a director. A quorum will exist for the meeting if at least a majority of the combined voting power of the outstanding shares of Common Stock and Preferred Stock (the Preferred Stock voting on an as converted basis) are represented at the meeting in person and/or by proxy. Cumulative voting is not permitted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE PROPOSED SLATE OF SIX NOMINEES FOR THE BOARD OF DIRECTORS, EACH TO SERVE A ONE-YEAR TERM, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

Biographical Information of the Board Directors

Provided below is a brief description of the principal occupation for the past five years of each of the Board Nominees, under Proposal No. 1.

Thomas P. D’Arcy has served as the President and Chief Executive Officer and as our director since November 16, 2009. Mr. D’Arcy has been since April 2008 and is currently the non-executive Chairman of the Board of Directors of Inland Real Estate Corporation (NYSE: IRC), where he has also been an independent director since 2005. Mr. D’Arcy has over 25 years of experience acquiring, developing and financing all forms of commercial and residential real estate. He is currently a principal in Bayside Realty Partners, a private real estate company focused on acquiring, renovating and developing land and income producing real estate primarily in the New England area. From 2001 to 2003, Mr. D’Arcy was President and Chief Executive Officer of Equity Investment Group, a private real estate company owned by an investor group which included The Government of Singapore, The Carlyle Group and Northwestern Mutual Life Insurance Company. Prior to his tenure with Equity Investment Group, Mr. D’Arcy was the Chairman of the Board, President and Chief Executive Officer of Bradley Real Estate, Inc., a Boston-based real estate investment trust traded on the NYSE, from 1989 to 2000. Mr. D’Arcy is a graduate of Bates College. In light of Mr. D’Arcy’s broad experience in the real estate industry, with respect to both private and public entities, the Board of Directors concluded that it was in the Company’s best interests for Mr. D’Arcy to serve as the President and Chief Executive Officer of the Company and on the Board.

C. Michael Kojaian has served as our director since December 1996. He served as our Chairman of the Board of Directors from June 2002 until December 7, 2007 and has served as our Chairman of the Board of Directors since January 6, 2009. He has been the President of Kojaian Ventures, L.L.C. and also Executive Vice President, a director and a shareholder of Kojaian Management Corporation, both of which are investment firms headquartered in Bloomfield Hills, Michigan, since 2000 and 1985, respectively. He is also a director of Arbor Realty Trust, Inc. Mr. Kojaian has also served as the Chairman of the Board of Directors of Grubb & Ellis Realty Advisors, Inc., an affiliate of ours, from its inception in September 2005 until April 2008, and as its Chief Executive Officer from December 13, 2007 until April 2008. The Board believes that the Company is well served by Mr. Kojaian’s perspective as an experienced real estate investor and as a director of other public real estate entities.

Robert J. McLaughlin has served as our director since July 2004. Mr. McLaughlin previously served as our director from September 1994 to March 2001. He founded The Sutter Group in 1982, a management consulting company that focuses on enhancing shareowner value, and currently serves as its President. Previously, Mr. McLaughlin served as President and Chief Executive Officer of Tru-Circle Corporation, an aerospace subcontractor, from November 2003 to April 2004, and as Chairman of the Board of Directors from August 2001 to February 2003, and as Chairman and Chief Executive Officer from October 2001 to April 2002 of Imperial Sugar Company. The Board believes that the Company is well served by Mr. McLaughlin’s experience as an officer and director of numerous companies and his background in financial matters.

Devin I. Murphy has served as our director since July 2008. Mr. Murphy is currently a Vice Chairman in Investment Banking for Morgan Stanley. Prior to joining Morgan Stanley in November 2009, Mr. Murphy was a Managing Partner of Coventry Real Estate Advisors, a real estate private equity firm founded in 1998 which sponsors institutional investment funds. Prior to joining Coventry Real Estate Advisors, LLC in March 2008, Mr. Murphy was the Global Head of Real Estate Investment Banking at Deutsche Bank Securities, Inc. from 2004 to 2007. Prior to joining Deutsche Bank, he was at Morgan Stanley & Company for 14 years in a variety of roles, including as Co-Head North American Real Estate Investment Banking and Global Head of the firm’s Real Estate Private Capital Markets Group. The Company believes that it is well served by Mr. Murphy’s extensive experience in financial real estate matters.

D. Fleet Wallace has served as our director since December 2007. Mr. Wallace also had served as a director of NNN Realty Advisors, Inc. (“NNN”) from November 2006 to December 2007. Mr. Wallace is a principal and co-founder of McCann Realty Partners, LLC, an apartment investment company focusing on garden apartment properties in the Southeast formed in 2004. From April 1998 to August 2001, Mr. Wallace served as Corporate Counsel and Assistant Secretary of United Dominion Realty Trust, Inc., a publicly-traded real estate investment trust. From September 1994 to April 1998, Mr. Wallace was in the private practice of law with McGuire Woods in Richmond, Virginia. Mr. Wallace has also served as a Trustee of G REIT Liquidating Trust since January 2008. The Company believes that it is well served by Mr. Wallace’s perspective as a principal of a real estate investment company.

Rodger D. Young has served as our director since April 2003. Mr. Young has been a name partner of the law firm of Young & Susser, P.C. since its founding in 1991, a boutique firm specializing in commercial litigation with offices in Southfield, Michigan and New York City. In 2001, Mr. Young was named Chairman of the Bush Administration’s Federal Judge and U.S. Attorney Qualification Committee by Governor John Engler and Michigan’s Republican Congressional Delegation. Mr. Young is a member of the American College of Trial Lawyers and was listed in the 2007 edition of Best Lawyers of America . Mr. Young was named by Chambers International and by Best Lawyers in America as one of the top commercial litigators in the United States. The Company believes that it is well served by Mr. Young’s commercial experience and acumen in legal and financial matters.

CORPORATE GOVERNANCE

Meetings

For the year ended December 31, 2010, our Board of Directors held 21 meetings. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the director served during the period that the individual served.

Independent Directors

The Board determined that five of the six directors serving in 2010, Messrs. Kojaian, McLaughlin, Murphy, Wallace and Young were independent. For the year ended December 31, 2010, Mr. D’Arcy was not considered independent under New York Stock Exchange (“NYSE”) listing requirements because Mr. D’Arcy was serving as President and Chief Executive Officer.

For purposes of determining the independence of its directors, the Board applies the following criteria:

No Material Relationship

The director must not have any material relationship with the Company. In making this determination, the Board considers all relevant facts and circumstances, including commercial, charitable and familial relationships that exist, either directly or indirectly, between the director and the Company.

Employment

The director must not have been an employee of the Company at any time during the past three years. In addition, a member of the director’s immediate family (including the director’s spouse; parents; children; siblings; mothers-, fathers-, brothers-, sisters-, sons- and daughters-in-law; and anyone who shares the director’s home, other than household employees) must not have been an executive officer of the Company in the prior three years.

Other Compensation

The director or an immediate family member must not have received more than $100,000 per year in direct compensation from the Company, other than in the form of director fees, pension or other forms of deferred compensation during the past three years.

Auditor Affiliation

The director must not be a current partner or employee of the Company’s internal or external auditor. An immediate family member of the director must not be a current partner of the Company’s internal or external auditor, or an employee of such auditor who participates in the auditor’s audit, assurance or tax compliance (but not tax planning) practice. In addition, the director or an immediate family member must not have been within the last three years a partner or employee of the Company’s internal or external auditor who personally worked on the Company’s audit.

Interlocking Directorships

During the past three years, the director or an immediate family member must not have been employed as an executive officer by another entity where one of the Company’s current executive officers served at the same time on the compensation committee.

Business Transactions

The director must not be an employee of another entity that, during any one of the past three years, received payments from the Company, or made payments to the Company, for property or services that exceed the greater of $1.0 million or 2% of the other entity’s annual consolidated gross revenues. In addition, a member of the director’s immediate family must not have been an executive officer of another entity that, during any one of the past three years, received payments from the Company, or made payments to the Company, for property or services that exceed the greater of $1.0 million or 2% of the other entity’s annual consolidated gross revenues.

Audit Committee

The Audit Committee of the Board is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) and the rules thereunder. The Audit Committee operates under a written charter adopted by the Board of Directors. The charter of the Audit Committee was last revised effective January 28, 2008 and is available on the Company’s website at www.grubb-ellis.com and printed copies of which may be obtained upon request by contacting Investor Relations, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705. The current members of the Audit Committee are Robert J. McLaughlin, Chair, D. Fleet Wallace and Rodger D. Young. The Board has determined that the members of the Audit Committee are independent under the NYSE listing requirements and the Exchange Act and the rules thereunder, and that Mr. McLaughlin is an audit committee financial expert in accordance with rules established by the SEC. For the year ended December 31, 2010, the Audit Committee held 10 meetings.

Compensation Committee

The Board of Directors has delegated to the Compensation Committee, a separately designated standing committee, oversight responsibilities for the Company’s executive compensation programs. The Compensation Committee determines the policy and strategies of the Company with respect to executive compensation taking into account certain factors that the Compensation Committee deems appropriate such as (a) compensation elements that will enable the Company to attract and retain executive officers who are in a position to achieve the strategic goals of the Company which are in turn designed to enhance shareowner value, and (b) the Company’s ability to compensate its executives in relation to its profitability and liquidity.

The Compensation Committee approves, subject to further, final approval by the full Board of Directors, (a) all compensation arrangements and terms of employment, and any material changes to the compensation arrangements or terms of employment, for the NEOs and certain other key employees (including employment agreements and severance arrangements), and (b) the establishment of, and changes to, equity-based awards programs. In addition, each calendar year, the Compensation Committee approves the annual incentive goals and objectives of each NEO and certain other key employees, evaluates the performance of each NEO and certain other key employees against the approved performance goals and objectives applicable to him or her, determines whether and to what extent any incentive awards have been earned by each NEO, and makes recommendations to the Company’s Board of Directors regarding the approval of incentive awards. Consistent with the Compensation Committee’s objectives, the Company’s overall compensation program is structured to attract, motivate and retain highly qualified executives by paying them competitively and tying their compensation to the Company’s success as a whole and their contribution to the Company’s success. The Compensation Committee also provides general oversight of the Company’s employee benefit and retirement plans.

The Compensation Committee operates under a written charter adopted by the full Board and revised effective as of December 10, 2007, which is available on the Company’s website at www.grubb-ellis.com. Printed copies may be obtained upon request by contacting Investor Relations, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705. The members of the Compensation Committee as of December 31, 2010 are D. Fleet Wallace, Chair, Robert J. McLaughlin and Rodger D. Young. The Board has

determined that Messrs. Wallace, McLaughlin and Young are independent under the NYSE listing requirements and the Exchange Act and the rules thereunder. For the year ended December 31, 2010, the Compensation Committee held 5 meetings.

Corporate Governance and Nominating Committee

The functions of the Company’s Corporate Governance and Nominating Committee are to assist the Board with respect to: (i) director qualification, identification, nomination, independence and evaluation; (ii) committee structure, composition, leadership and evaluation; (iii) succession planning for the CEO and other senior executives; and (iv) corporate governance matters. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board, which is available on the Company’s website at www.grubb-ellis.com and printed copies of which may be obtained upon request by contacting Investor Relations, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705. The members of the Corporate Governance and Nominating Committee are Rodger D. Young, Chair, and Devin I. Murphy. The Board has determined that Messrs. Young and Murphy are independent under the NYSE listing requirements and the Exchange Act and the rules thereunder. For the year ended December 31, 2010, the Corporate Governance and Nominating Committee held 3 meetings.

Director Nominations

The Corporate Governance and Nominating Committee considers candidates for director who are recommended by its members, by other Board members, by shareowners and by management. The Corporate Governance and Nominating Committee evaluates director candidates recommended by shareowners in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. The Corporate Governance and Nominating Committee considers all aspects of a candidate’s qualifications in the context of the Company’s needs at that point in time with a view to creating a Board with a diversity of experience and perspectives. Among the qualifications, qualities and skills of a candidate considered important by the Corporate Governance and Nominating Committee are a commitment to representing the long-term interests of the shareowners; an inquisitive and objective perspective; the willingness to take appropriate risks; leadership ability; personal and professional ethics, integrity and values; practical wisdom and sound judgment; business and professional experience in fields such as real estate, finance and accounting; and geographic, gender, age and ethnic diversity.

Nominations by shareowners of persons for election to the Board of Directors must be made pursuant to timely notice in writing to our Secretary. To be timely, a shareowner’s notice shall be delivered or mailed to and received at our principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to the first anniversary of last year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made. Such shareowner’s notice shall set forth: (1) the name, age, business address or, if known, residence address of each proposed nominee; (2) the principal occupation or employment of each proposed nominee; (3) the name and residence of the Chairman of the Board for notice by the Board of Directors, or the name and residence address of the notifying shareowner for notice by said shareowner; and (4) the total number of shares that to the best of the knowledge and belief of the person giving the notice will be voted for each of the proposed nominees.

Communications with the Directors

Shareowners, employees and others interested in communicating with the Chairman of the Board may do so by writing to C. Michael Kojaian, c/o Corporate Secretary, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705. Shareowners, employees and others interested in communicating with any of the other directors of the Company may do so by writing to such director, c/o Corporate Secretary, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705.

Board Leadership Structure, Executive Sessions of Non-Management Directors

Mr. D’Arcy currently serves as the chief executive officer of the Company and Mr. Kojaian, a non-management director, serves as Chairman of the Board. The Board has chosen to separate the principal executive officer and Board chair positions because it believes that independent oversight of management is an important component of an effective Board and this structure benefits the interests of all shareowners.

The Company’s non-management directors meet without management present at each of the Board’s regularly scheduled in-person meetings. If the Board convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. The Chairman of the Board, Mr. Kojaian, who is a non-management director, presides over executive sessions of the Board.

Risk Oversight

The Board oversees the business of the Company and considers the risks associated with the Company’s business strategy and decisions. The Board implements its risk oversight function both as a whole and through its Committees. In particular:

The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee meets in executive session with each of the Company’s Chief Financial Officer, Vice President of Internal Audit and with representatives of our independent registered public accounting firm.

The Compensation Committee manages risks related to the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs and engages the services of compensation consultants to ensure that it adopts appropriate levels of compensation commensurate with industry standards.

The Governance and Nominating Committee oversees risks related to corporate governance and the selection of Board nominees.

Each of the Committee Chairs reports to the full Board regarding material risks as deemed appropriate.

Corporate Governance Guidelines

Effective July 6, 2006, the Board adopted corporate governance guidelines to assist the Board in the performance of its duties and the exercise of its responsibilities. The Company’s Corporate Governance Guidelines are available on the Company’s website at www.grubb-ellis.com and printed copies may be obtained upon request by contacting Investor Relations, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705.

Director Attendance at Annual Meetings

Our Board has adopted a policy under which each member of the Board is strongly encouraged to attend each Annual Meeting of our Shareowners. All directors then in office attended the Company’s 2010 Annual Meeting.

Executive Officers of Grubb & Ellis Company

The following are the current executive officers of the Company:

Thomas P. D’Arcy

51, has served as the President and Chief Executive Officer and as our director since November 16, 2009. Mr. D’Arcy has been since April 2008 and is currently the non-executive Chairman of the Board of Directors of Inland Real Estate Corporation (NYSE: IRC), where he has also been an independent director since 2005. Mr. D’Arcy has over 25 years of experience acquiring, developing and financing all forms of commercial and residential real estate. He is currently a principal in Bayside Realty Partners, a private real estate company focused on acquiring, renovating and developing land and income producing real estate primarily in the New England area. From 2001 to 2003, Mr. D’Arcy was President and Chief Executive Officer of Equity Investment Group, a private real estate company owned by an investor group which included The Government of Singapore, The Carlyle Group and Northwestern Mutual Life Insurance Company. Prior to his tenure with Equity Investment Group, Mr. D’Arcy was the Chairman of the Board, President and Chief Executive Officer of Bradley Real Estate, Inc., a Boston-based real estate investment trust traded on the NYSE, from 1989 to 2000. Mr. D’Arcy is a graduate of Bates College.

Matthew A. Engel

44, has served as Executive Vice President, Finance of the Company since August 9, 2010. In addition, Mr. Engel served as Interim Chief Financial Officer of the Company from May 2010 until August 2010 and Senior Vice President, Accounting and Finance and Chief Accounting Officer since November 2008. From 2001 to 2008, Mr. Engel held various finance and accounting positions at H&R Block, Inc., including Senior Vice President and Chief Financial Officer of the Mortgage Services Segment, Vice President, Controller of the Mortgage Services Segment and Chief Accounting Officer for the parent company.

Michael J. Rispoli

39, has served as our Executive Vice President and Chief Financial Officer since August 2010 and as our investment subsidiaries since 2008, and senior Vice President, Strategic Planning and Investor Relations, since Grubb & Ellis’ merger with NNN Realty Advisors in December 2007. From 2000 to 2007, Mr. Rispoli was executive director and Corporate Controller at Conexant Systems, a publicly traded semiconductor company and Globespan Virata, Inc., an entity that merged with Conexant in 2004. He began his career at PricewaterhouseCoopers LLP in 1993. Mr. Rispoli is a Certified Public Accountant and holds a bachelor’s degree from Seton Hall University.

Jacob Van Berkel

51, has served as our Executive Vice President and Chief Operating Officer since February 2008 and President, Real Estate Services since May 2008. Mr. Van Berkel oversees operations and business integration for Grubb & Ellis, having joined NNN in August 2007 to assist with the merger of the two companies. He is responsible for the strategic direction of all Grubb & Ellis’ brokerage operations, marketing and communications, research and other day-to-day operational activities. He has 25 years of experience, including more than four years at CB Richard Ellis as Senior Vice President, Human Resources as well as in senior global human resources, operations and sales positions with First Data Corporation, Gateway Inc. and Western Digital.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and shareowners holding ten percent (10%) or more of our voting securities (“Insiders”) to file with the SEC reports showing their ownership and changes in ownership of Company securities, and to send copies of these filings to us. To our knowledge, based upon review of copies of such reports furnished to us and upon written representations that the Company has received to the effect that no other reports were required during the year ended December 31, 2010, the Insiders complied with all Section 16(a) filing requirements applicable to them with the following exceptions.

Each of Messrs. D’Arcy, Engel and Rispoli failed to report one transaction in fiscal year 2010, in each case, with respect to the withholding for tax purposes of such person’s restricted shares upon vesting. Mr. Rispoli failed to report one transaction thus far for fiscal year 2011 with respect to the withholding for tax purposes of his restricted shares upon vesting. Mathieu B. Streiff, the Company’s former Executive Vice President, General Counsel and Corporate Secretary, failed to report one transaction for fiscal year 2011 with respect to the withholding for tax purposes of his restricted shares upon vesting. Jeffrey T. Hanson, the Company’s former Chief Investment Officer, failed to report a total of three transactions, one in each of fiscal years 2008, 2009 and 2010. In fiscal year 2008, Mr. Hanson failed to report the vesting of certain restricted shares of our Common Stock and in fiscal years 2009 and 2010, Mr. Hanson failed to report the withholding for tax purposes of certain other of Mr. Hanson’s restricted shares that had vested. Mr. Van Berkel failed to report one transaction in fiscal 2008, three transactions in fiscal 2009, three transactions in fiscal 2010 and one transaction thus far for fiscal year 2011, in each case, with respect to the withholding for tax purposes of his restricted shares upon vesting.

Executive Compensation Discussion And Analysis

This compensation discussion and analysis describes the governance and oversight of the Company’s executive compensation programs and the material elements of compensation paid or awarded to those who served as the Company’s principal executive officer, the Company’s principal financial officer, and the three other most highly compensated executive officers of the Company during the period from January 1, 2010 through December 31, 2010 (collectively, the “named executive officers” or “NEOs” and individually, a “named executive officer” or “NEO”). The specific amounts and material terms of such compensation paid, payable or awarded are disclosed in the tables and narrative included in this section of this Proxy Statement. The compensation disclosure provided with respect to the Company’s NEOs and directors with respect to calendar years 2010, 2009 and 2008 represent their full year’s compensation incurred by the Company with respect to each calendar year.

Compensation Committee Overview

The Board of Directors has delegated to the Compensation Committee, a separately designated standing committee, oversight responsibilities for the Company’s executive compensation programs. The Compensation Committee determines the policy and strategies of the Company with respect to executive compensation taking into account certain factors that the Compensation Committee deems appropriate such as (a) compensation elements that will enable the Company to attract and retain executive officers who are in a position to achieve the strategic goals of the Company which are in turn designed to enhance shareowner value, and (b) the Company’s ability to compensate its executives in relation to its profitability and liquidity.

The Compensation Committee approves, subject to further, final approval by the full Board of Directors, (a) all compensation arrangements and terms of employment, and any material changes to the compensation arrangements or terms of employment, for the NEOs and certain other key employees (including employment agreements and severance arrangements), and (b) the establishment of, and changes to, equity-based awards programs. In addition, each calendar year, the Compensation Committee approves the annual incentive goals and objectives of each NEO and certain other key employees, evaluates the performance of each NEO and certain other key employees against the approved performance goals and objectives applicable to him or her, determines whether and to what extent any incentive awards have been earned by each NEO, and makes recommendations to the Company’s Board of Directors regarding the approval of incentive awards. Consistent with the Compensation Committee’s objectives, the Company’s overall compensation program is structured to attract, motivate and retain highly qualified executives by paying them competitively and tying their compensation to the Company’s success as a whole and their contribution to the Company’s success. The Compensation Committee also provides general oversight of the Company’s employee benefit and retirement plans.

The Compensation Committee operates under a written charter adopted by the full Board and revised effective as of December 10, 2007, which is available on the Company’s website at www.grubb-ellis.com. Printed copies may be obtained upon request by contacting Investor Relations, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705.

Use of Consultants

Under its charter, the Compensation Committee has the power to select, retain, compensate and terminate any compensation consultant it determines is useful in the fulfillment of the Compensation Committee’s responsibilities. The Compensation Committee also has the authority to seek advice from internal or external legal, accounting or other advisors.

In June 2009, the Compensation Committee engaged Mercer (US), Inc. to develop recommendations for the compensation packages and key features of the ongoing compensation packages for our Section 16(b) executive officers. The Compensation Committee directed Mercer to collect and review documentation on existing compensation programs, determine overall objectives for the 16(b) compensation packages, analyze relevant market information, outline a mix of salary, annual and long-term incentives, and develop proposals for the design and implementation of a recommended compensation program.

The Compensation Committee did not engage any compensation consultants with respect to any fiscal year 2010 compensation matters.

Role of Executives in Establishing Compensation

In advance of each Compensation Committee meeting, the Chief Executive Officer or the Chief Operating Officer work with the Compensation Committee Chairman to set the meeting agenda. The Compensation Committee periodically consults with the Chief Executive of the Company with respect to the hiring of the other NEOs and the hiring and compensation of certain other key employees.

Certain Compensation Committee Activity

The Compensation Committee met 5 times during the year ended December 31, 2010 and in fulfillment of its obligations, among other things, determined on December 3, 2008, based upon a recommendation of Christenson Advisors, LLC, that the cash retainer for independent, non-management directors of $50,000 per annum would remain the same as would the Board Meeting and Committee Meeting fees of $1,500 per meeting. Similarly, the Compensation Committee determined that the Audit Chair retainer, the Compensation Chair retainer and the Governance Chair retainer would remain constant at $15,000, $10,000 and $7,500 per annum, respectively.

Compensation Philosophy, Goals and Objectives

As a commercial real estate services company, the Company is a people oriented business which strives to create an environment that supports its employees in order to achieve its growth strategy and other goals established by the board so as to increase shareowner value over the long term.

The primary goals and objectives of the Company’s compensation programs are to:

•

Compensate management, key employees, independent contractors and consultants on a competitive basis in order to attract, motivate and retain high quality, high performance individuals who will achieve the Company’s short-term and long term goals;

•	Motivate and reward executive officers whose knowledge, skill and performance are critical to the Company’s success;

•

Align the interests of the Company’s executive officers and shareowners through equity-based long-term incentive awards that motivate executive officers to increase shareowner value and reward executive officers when shareowner value increases; and

•	Ensure fairness among the executive management team by recognizing contributions each executive officer makes to the Company’s success.

The Compensation Committee established these goals in order to enhance shareowner value.

The Company believes that it is important for variable compensation, i.e., where an NEO has a significant portion of his or her total “cash compensation” at risk, to constitute a significant portion of total compensation and that such variable compensation be designed so as to reward effective team work (through the achievement of Company-wide financial goals) as well as the achievement of individual goals (through the achievement of business unit/functional goals and individual performance goals and objectives). The Company believes that this dual approach best aligns the individual NEO’s interest with the interests of the shareowners.

Compensation During Term of Employment

The Company’s compensation program for NEOs is comprised of four key elements — base salary, annual bonus incentive compensation, share-based compensation and a retirement plan — in addition to the Company’s profit sharing plan, person benefits and perquisites and long term incentive plan, all of which are intended to balance the goals of achieving both short-term and long-term results which the Company believes will effectively align management with shareowners.

Base Salary

Amounts paid to NEOs as base salaries are included in the column captioned “Salary” in the Summary Compensation Table below. The base salary of each NEO is determined based upon their position, responsibility, qualifications and experience, and reflects consideration of both external comparison to available market data and internal comparison to other executive officers.

The base salary for an NEO is typically established by the Compensation Committee at the time of an NEO’s initial employment and may be modified during the course of employment. In the case of the Company’s President and Chief Executive Officer, Thomas P. D’Arcy, his base salary of $650,000 was determined by the Compensation Committee after reviewing advice from its outside consultant regarding market comparisons of peer group companies and other relevant factors. The Company’s Chief Financial Officer and Executive Vice President, Michael J. Rispoli, receives an annual base salary of $325,000. In the case of the Company’s former General Counsel, Executive Vice President and Corporate Secretary, Andrea R. Biller, who resigned from her position on October 22, 2010, her compensation had not been adjusted since the inception of her former employment agreement. Neither the Company’s former Chief Investment Officer, Jeffrey T. Hanson, who resigned from his position on November 7, 2011, nor its former Chief Financial Officer and Executive Vice President, Richard W. Pehlke, who resigned from his position on May 3, 2010, received any base salary increases during fiscal 2010. The base salary of the Company’s Chief Operating Officer and Executive Vice President, Jacob Van Berkel, was increased from $360,000 to $425,000 in August 2010. The Company’s most recent General Counsel, Executive Vice President and Corporate Secretary, Mathieu B. Streiff, who resigned from his position on June 10, 2011, received an annual base salary of $325,000.

The base salary component is designed to constitute between 40% and 50% of total annual compensation target for the NEOs based upon each individual’s position in the organization and the Compensation Committee’s determination of each position’s ability to directly impact the Company’s financial results.

Annual Bonus Incentive Compensation

Amounts paid to NEOs under the annual bonus plan are included in the column captioned “Bonus” in the Summary Compensation Table below. In addition to earning base salaries, each of the Company’s NEOs is eligible to receive an annual cash bonus, the target amount of which is set by the individual employment agreement and/or Compensation Committee with each NEO. The annual bonus incentive of each NEO is determined based upon his or her position, responsibility, qualifications and experience, and reflects consideration of both external comparison to available market data and internal comparison to other executive officers.

The annual cash bonus plan target for NEOs is between 50% and 200% of base salary and is designed to constitute from 20% to 50% of an NEO’s total annual target compensation. The bonus plan component is based on each individual’s role and responsibilities in the Company and the Committee’s determination of each NEO’s ability to directly impact the Company’s financial results. The 2010 annual cash bonus plan target was 200% of base salary for Mr. D’Arcy, 150% of base salary for Messrs. Hanson and Van Berkel and 100% of base salary for Messrs. Rispoli and Streiff. If the highest level of performance conditions with respect to the 2010 annual cash bonus is satisfied, then the value of the 2010 annual cash bonuses would be $1,300,000 for Mr. D’Arcy, $675,000 for Mr. Hanson, $637,500 for Mr. Van Berkel, $325,000 for Mr. Rispoli, and $325,000 for Mr. Streiff.

No annual cash bonus plan payments were made to the NEOs for fiscal years 2010 and 2009, except for Mr. D’Arcy’s guaranteed bonus for 2010 of $1.3 million, which the Company expects to pay no later than December 31, 2011. On March 10, 2010, the Compensation Committee awarded to each of Messrs. Pehlke, Hanson and Van Berkel a cash bonus of $400,000 (which is inclusive of any other bonuses that would otherwise be payable to any of them with respect to 2009) for 2009 performance and retention through the first quarter of 2010. Such bonuses were paid to each of Messrs. Pehlke, Hanson and Van Berkel during 2010.

The Compensation Committee reviews each NEO’s bonus plan annually. Annual Company EBITDA targets are determined in connection with the annual calendar-year based budget process. A minimum threshold of 80% of such EBITDA targets must be achieved before any payment is awarded with respect to this component of bonus compensation. At the end of each calendar year, the Chief Executive Officer reviews the performance of each of the other NEOs and certain other key employees against the financial objectives and against their personal goals and objectives and makes recommendations to the Compensation Committee for payments on the annual cash bonus plan. The Compensation Committee reviews the recommendations and forwards these to the Board for final approval of payments under the plan.

Share-Based Compensation and Incentives

The compensation associated with stock awards granted to NEOs is included in the Summary Compensation Table and other tables below (including the charts that show outstanding equity awards). On March 10, 2010, the Compensation Committee granted 1,000,000 restricted shares of common stock to each of Jeffrey T. Hanson and Jacob Van Berkel, subject to such terms and conditions as described further below.

Equity grants to NEOs are intended to align management with the long-term interests of the Company’s shareowners and to have a retentive effect upon the Company’s NEOs. The Compensation Committee and the Board of Directors approve all equity grants to NEOs.

Profit Sharing Plan

NNN had established a profit sharing plan for its employees, pursuant to which NNN provided matching contributions. Generally, all employees were eligible to participate following one year of service with NNN. Matching contributions were made in NNN’s sole discretion. Participants’ interests in their respective contribution account vest over 4 years, with 0.0% vested in the first year of service, 25.0% in the second year, 50.0% in the third year and 100.0% in the fourth year. The Profit Sharing Plan was terminated on December 31, 2007.

Retirement Plans

The amounts paid to the Company’s NEOs under the retirement plan are included in the column captioned “All Other Compensation” in the Summary Compensation Table below. The Company has established and maintains a retirement savings plan under Section 401(k) of the Internal Revenue Code of 1986 (the “Code”) to cover the Company’s eligible employees including the Company’s NEOs. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax deferred basis through contributions to the Company’s 401(k) plan. The Company’s 401(k) plan is intended to constitute a qualified plan under Section 401(k) of the Code and the Company’s associated trust is intended to be exempt from federal income taxation under Section 501(a) of the Code. The Company makes discretionary matching contributions to the 401(k) plan for the benefit of the Company’s employees including the Company’s NEOs. In April 2009, the Company’s matching contributions to the 401(k) plan were suspended.

Personal Benefits and Perquisites

The amounts paid to the Company’s NEOs for personal benefits and perquisites are included in the column captioned “All Other Compensation” in the Summary Compensation Table below. Perquisites to which all of the Company’s NEOs are entitled include health, dental, life insurance, long-term disability, profit-sharing and a 401(k) savings plan, and 100% of the premium cost of health insurance for certain NEOs is paid for by the Company.

Long Term Incentive Plan

On May 1, 2008, the Compensation Committee adopted the Long Term Incentive Plan (“LTIP”) of Grubb & Ellis Company, effective January 1, 2008, designed to reward the efforts of the executive officers of the Company to successfully attain the Company’s long-term goals by directly tying the executive officers’ compensation to the Company-wide and individual results. During fiscal year 2010, no named executive officer received an award under the LTIP.

The LTIP is divided into two components: (i) annual long-term incentive target which comprises 50% of the overall target, and (ii) multi-year annual incentive target which comprises the other 50%.

Awards under the LTIP are earned by performance during a given fiscal year and continued employment with the Company through the date awards are granted, usually in March for annual long-term incentive awards or through the conclusion of the three-year performance period for multi-year long term incentive awards (“Grant Date”). All awards are paid in shares of the Company’s common stock, subject to the rights of the Company to distribute cash or other non-equity forms of compensation in lieu of the Company’s common stock.

The annual long-term incentive target is broken down into three components: (i) absolute shareowner return (30%); corporate EBITDA (35%); and individual performance priorities (35%). Vesting of awards upon achievement of the annual long-term incentive targets is as follows: (i) 33.33% of the restricted shares of the Company’s common stock will vest on the Grant Date; (ii) 33.33% will vest on the first anniversary of the Grant Date; and (iii) the remaining 33.33% will vest on the second anniversary of the Grant Date.

The multi-year long-term incentive target is broken down into two components: (i) absolute shareowner return (50%); and relative total shareowner return (50%). Vesting of awards upon achievement of the multi-year long-term incentive awards is as follows: (i) 50% of the restricted shares of the Company’s common stock will be paid on the Grant Date; and (ii) 50% on the first year anniversary of the Grant Date.

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the calendar years ended December 31, 2010, 2009 and 2008 earned by or paid to the Company’s named executive officers for such full calendar years.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(13)	Option Awards ($)(14)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings	All other Compensation ($)(15)	Total

Thomas P. D’Arcy(1)	2010	$652,500	$1,300,000	(9)	$—	$—	$—	$—	$662	$1,953,162
President and Chief Executive Officer	2009	81,250	—		2,720,000	—	—	—	35,058	2,836,308

Michael J. Rispoli(2)	2010	282,500	25,000	(10)	—	—	—	—	259	307,759
Executive Vice President and Chief Financial Officer

Matthew A. Engel(3)	2010	277,820	25,000	(10)	—	—	—	—	288	303,108
Former Interim Chief Financial Officer, Current Executive Vice President and Chief Accounting Officer

Richard W. Pehlke(4)	2010	514,807	200,000		—	—	—	—	1,237	716,044
Former Executive Vice President and Chief Financial Officer	2009	343,750	200,000	(11)	—	—	—	—	7,759	551,509
	2008	375,000	—		642,750	—	—	—	8,577	1,026,327

Mathieu B. Streiff(5)	2010	264,808	—		—	—	—	—	259	265,067
Former Executive Vice President, General Counsel and Corporate Secretary

Andrea R. Biller(6)	2010	292,153	—		—	—	—	—	523,571	815,724
Former Executive Vice President, General Counsel and Corporate Secretary	2009	366,667	—		—	—	—	—	369,335	736,002
	2008	400,000	—		—	—	—	—	675,234	1,075,234

Jeffrey T. Hanson(7)	2010	406,557	200,000	(11)	1,732,500	—	—	—	236,687	2,575,744
Former Chief Investment Officer	2009	412,500	200,000	(11)	—	—	—	—	378,702	991,202
	2008	391,667	250,000	(12)	—	—	—	—	560,968	1,202,635

Jacob Van Berkel(8)	2010	394,135	190,000	(11)	1,732,500	—	—	—	662	2,317,297
Executive Vice President and Chief Operating Officer	2009	366,667	200,000	(11)	—	—	—	—	2,383	569,050
	2008	380,000	—		664,600	—	—	—	5,050	1,049,650

(1)

Mr. D’Arcy has served as President and Chief Executive Officer since November 16, 2009. Mr. D’Arcy is entitled to receive target bonus cash compensation of up to 200% of his base salary based upon annual performance goals to be established by the Compensation Committee of the Company. Mr. D’Arcy is guaranteed a cash bonus with respect to the 2010 calendar year of 200% of base salary, but there is no guaranteed bonus with respect to any subsequent year. In addition, there is no cash bonus compensation with respect to the period commencing on November 16, 2009 and continuing up to and through December 31, 2009.

(2)

Mr. Rispoli has served as Executive Vice President and Chief Financial Officer since August 2010. Mr. Rispoli is entitled to receive target bonus cash compensation of up to 150% of his base salary based upon annual performance goals to be established by the Compensation Committee of the Company.

(3)	Mr. Engel served as Interim Chief Financial Officer from May 2010 to August 2010.

(4)	Mr. Pehlke served as Executive Vice President and Chief Financial Officer from February 2007 until May 2, 2010.

(5)	Mr. Streiff served as Executive Vice President, General Counsel and Corporate Secretary from October 2010 until June 10, 2011.

(6)	Ms. Biller served as Executive Vice President, General Counsel and Corporate Secretary from December 2007 until October 28, 2010.

(7)	Mr. Hanson served as the Company’s Chief Investment Officer from December 2007 until his resignation from his position on November 7, 2011.

(8)	Mr. Van Berkel has served as Executive Vice President and Chief Operating Officer since March 2008.

(9)	Amount includes a guaranteed bonus for 2010 of $1,300,000, which the Company expects to pay no later than December 31, 2011.

(10)

Amount includes a special bonus of $25,000 that was awarded to each of Messrs. Rispoli and Engel for their efforts in connection with the Company’s offering of $31.5 million of unsecured convertible notes to qualified institutional buyers pursuant to Section 144A of Securities Act of 1933, as amended (the “Securities Act”) that was completed during the second quarter of 2010.

(11)

Amount includes a portion of the special bonus of $400,000 that was awarded to each of Messrs. Pehlke, Hanson and Van Berkel on March 10, 2010. Specifically, fifty percent (50%) of such special bonus was in recognition of 2009 performance and fifty percent (50%) was in connection with the retention of such executive’s services through the first quarter of 2010. The entire special bonus is payable in 2010. Such amount is inclusive of any other bonus compensation that might otherwise be payable to any of them with respect to 2009.

(12)	Amount includes a special bonus of $250,000. The 2008 special bonus was paid in January 2010.

(13)	The amounts shown are the aggregate grant date fair value related to the grants of restricted stock.

(14)	The amounts shown are the aggregate grant date fair value related to the grants of stock options.

(15)	All other compensation includes the following:

Named Executive Officer	Year	Severance and Paid Time Off at Termination ($)	Living Expenses ($)		Travel Expenses ($)	Tax Gross Up Payment ($)	Medical and Dental Premiums ($)	401(k) Plan Company Contributions ($)	Life Insurance Coverage ($)	Profit-Sharing Plan Company Contributions ($)	Cash Distributions ($)(17)	Total ($)
Thomas P. D’Arcy	2010	$—	$—		$—	$—	$—	$—	$662	$—	$—	$662
	2009	—	35,000	(16)	—	—	—	—	58	—	—	35,058

Michael J. Rispoli	2010	—	—		—	—	—	—	259	—	—	259

Matthew A. Engel	2010	—	—		—	—	—	—	288	—	—	288

Richard W. Pehlke	2010	—	—		—	—	—	—	1,237	—	—	1,237
	2009	—	—		—	—	6,469	—	1,290	—	—	7,759
	2008	—	—		—	—	7,287	—	1,290	—	—	8,577

Mathieu B. Streiff	2010	—	—		—	—	—	—	259	—	—	259

Andrea R. Biller	2010	249,231	—		—	—	1,568	—	1,650	—	271,122	523,571
	2009	—	—		—	—	4,925	—	1,980	—	362,430	369,335
	2008	—	—		—	—	4,621	—	1,290	—	669,323	675,234

Jeffrey T. Hanson	2010	—	—		—	—	6,792	—	208	—	229,687	236,687
	2009	—	—		—	—	14,176	1,826	270	—	362,430	378,702
	2008	—	—		—	—	13,179	—	270	—	547,519	560,968

Jacob Van Berkel	2010	—	—		—	—	—	—	662	—	—	662
	2009	—	—		—	—	—	1,933	450	—	—	2,383
	2008	—	—		—	—	—	4,600	450	—	—	5,050
(16)	Mr. D’Arcy received a one-time cash payment as reimbursement for all of his out-of-pocket transitory relocation expenses, including transitory housing and travel expenses for six months.

(17)

Includes (i) cash distributions based on membership interests of $41,435, $0 and $121,804 earned by Ms. Biller from Grubb & Ellis Apartment Management, LLC for each of the calendar years ended December 31, 2010, 2009 and 2008, respectively; and (ii) cash distributions based on membership interests of $229,687, $362,430 and $547,519 earned by each of Mr. Hanson and Ms. Biller from Grubb & Ellis Healthcare Management, LLC for each of the calendar years ended December 31, 2010, 2009 and 2008, respectively.

Grants of Plan-Based Awards

The following table sets forth information regarding the grants of plan-based awards made to the Company’s NEOs for the fiscal year ended December 31, 2010.

Name	Grant Dte	All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards($)(1)
Thomas P. D’Arcy	—	—		—	$—	$
Michael J. Rispoli	—	—		—	—		—
Matthew A. Engel	—	—		—	—		—
Richard W. Pehlke	—	—		—	—		—
Mathieu B. Streiff	—	—		—	—		—
Andrea R. Biller	—	—		—	—		—
Jeffrey T. Hanson	03/10/10	1,000,000	(2)	—	—		1,732,500
Jacob Van Berkel	03/10/10	1,000,000	(2)	—	—		1,732,500

(1)	The grant date fair value of the shares of restricted stock and stock options granted were computed in accordance with SFAS No. 123R.

(2)

In March 2010, each of Messrs. Hanson and Van Berkel were awarded 1,000,000 shares of restricted stock. 500,000 of the restricted shares awarded to each of Mr. Hanson and Mr. Van Berkel are subject to vesting over 3 years in equal annual increments of 1/3 each, commencing on the one year anniversary of the March 10, 2010 grant date and which have a grant date fair value of $1.87 per share. The other 500,000 restricted shares are subject to vesting based on the market price of the Company’s common stock during the 3 year period beginning March 10, 2010, of which 250,000 restricted shares have a grant date fair value of approximately $1.68 per share and the other 250,000 restricted shares have a grant date fair value of approximately $1.51 per share. Specifically, (i) in the event that for any 30 consecutive trading days during the 3 year period following the March 10, 2010 grant date the volume weighted average closing price per share of the Company’s common stock is at least $3.50, then 50% of such restricted shares shall vest, and (ii) in the event that for any 30 consecutive trading days during the 3 year period following the March 10, 2010 grant date the volume weighted average closing price per share of the Company’s common stock is at least $6.00, then the remaining 50% of such restricted shares shall vest.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards held by the Company’s named executive officers at December 31, 2010:

	Option Awards					Stock Awards
Name	Nmber of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
Thomas P. D’Arcy	—		—	—	—	1,666,667	(4)	$2,213,334
Michael J. Rispoli	—		—	—	—	3,333		$22,298
	—		—	—	—	50,000		$45,000
Matthew A. Engel	—		—	—	—	10,000		$12,600
	—		—	—	—	10,000		$9,000
Richard W. Pehlke(2)	25,000	(5)	—	$11.75	03/31/2011	—		$—
Mathieu B. Streiff	10,560	(6)	—	$11.36	01/23/2017	3,333		$22,298
	—		—	—	—	66,666		$46,000
Andrea R. Biller(3)	35,200	(7)	—	$11.36	01/22/2011	—		$—
Jeffrey T. Hanson	22,000	(8)	—	$11.36	11/16/2016	1,000,000	(9)	$1,732,500
Jacob Van Berkel	—		—	—	—	26,667		$117,601
	—		—	—	—	40,000	(10)	$50,400
	—		—	—	—	1,000,000	(9)	$1,732,500

(1)

The grant date fair value of the shares of restricted stock is computed in accordance with SFAS No. 123R and is reflected in the Grants of Plan-Based Awards table. Grants of restricted stock were made pursuant to either the Company’s 2006 Omnibus Equity Plan or NNN’s 2006 Long Term Incentive Plan, except for grants made to Mr. D’Arcy.

(2)

Mr. Pehlke resigned as Executive Vice President and Chief Financial Officer on May 3, 2010 and his employment was terminated on December 31, 2010. Outstanding unexercised options expire 3 months after termination. Accordingly, Mr. Pehlke’s options expired on March 31, 2011.

(3)

Ms. Biller ceased to serve as Executive Vice President, General Counsel and Corporate Secretary upon the termination of her employment on October 22, 2010. Outstanding unexercised options expire 3 months after termination. Accordingly, Ms. Biller’s options expired on January 22, 2011.

(4)

Amounts shown represent 1,666,667 of 2,000,000 restricted shares of the Company’s common stock that were awarded on November 16, 2009. 1,000,000 of the restricted shares awarded to Mr. D’Arcy are subject to vesting over 3 years in equal annual increments of one-third each, commencing on the day immediately preceding the 1 year anniversary of the grant date (November 16, 2009). The other 1,000,000 restricted shares are subject to vesting based upon the market price of the Company’s common stock during the 3 year period beginning November 16, 2009. Specifically, (i) in the event that for any 30 consecutive trading days during the 3 year period commencing November 16, 2009 the volume weighted average closing price per share of the Company’s common stock is at least $3.50, then 50% of such restricted shares shall vest, and (ii) in the event that for any 30 consecutive trading days during the 3 year period commencing November 16, 2009 the volume weighted average closing price per share of the Company’s common stock is at least $6.00, then the remaining 50% of such restricted shares shall vest.

(5)

Includes stock options to acquire 22,000 shares of the Company’s common stock for $11.36 per share. These options vested and became exercisable with respect to one-third of the underlying shares of the Company’s common stock on each of November 16, 2006, November 16, 2007 and November 16, 2008 and have a maximum term of ten years.

(6)

Includes stock options to acquire 10,560 shares of the Company’s common stock for $11.36 per share. These options vested and became exercisable with respect to one-third of the underlying shares of the Company’s common stock on each of January 23, 2008, January 23, 2009 and January 23, 2010 and have a maximum term of ten years.

(7)

Includes stock options to acquire 35,200 shares of the Company’s common stock for $11.36 per share. These options vested and became exercisable with respect to one-third of the underlying shares of the Company’s common stock on each of November 16, 2006, November 16, 2007 and November 16, 2008 and have a maximum term of ten years.

(8)

Includes stock options to acquire 22,000 shares of the Company’s common stock for $11.36 per share. These options vested and became exercisable with respect to one-third of the underlying shares of the Company’s common stock on each of November 16, 2006, November 16, 2007 and November 16, 2008 and have a maximum term of ten years.

(9)

Includes the restricted stock grant of 1,000,000 shares awarded to each of Messrs. Hanson and Van Berkel on March 10, 2010 of which 500,000 restricted shares are subject to vesting over three years in equal annual installments of one-third each, commencing on the one year anniversary of March 10, 2010. The remaining 500,000 of such restricted shares are subject to vesting based upon the market price of the Company’s common stock during the three year period commencing March 10, 2010. On March 10, 2010, the closing price for the Company’s common stock was $1.87.

(10)	Includes 40,000 restricted shares of the Company’s common stock that will vest on December 3, 2011, subject to continued service.

Options Exercises and Stock Vested

The following table sets forth summary information regarding exercise of stock options and vesting of restricted stock held by the Company’s named executive officers during the year December 31, 2010:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting		Value realized on Vesting ($)
Thomas P. D’Arcy	—	$—	333,333	(1)	$363,333	(2)
Michael J. Rispoli	—	—	2,933	(3)	3,021	(4)
Matthew A. Engel	—	—	5,000	(5)	5,750	(6)
Richard W. Pehlke	—	—	25,000	(7)	39,500	(8)
			39,667	(9)	45,617	(6)
Mathieu B. Streiff	—	—	3,333	(10)	6,366	(11)
			33,334	(12)	44,334	(13)
			4,400	(14)	4,532	(4)
Andrea R. Biller	—	—	8,800	(15)	9,064	(4)
Jeffrey T. Hanson	—	—	5,867	(16)	6,043	(4)
Jacob Van Berkel	—	—	5,867	(17)	6,923	(18)
			26,666	(19)	42,132	(8)
			40,000	(20)	46,000	(6)

(1)	Amount shown represents 333,333 restricted shares of the Company’s common stock that vested on November 15, 2010.

(2)	On November 15, 2010, the closing price of a share of the Company’s common stock on the NYSE was $1.09.

(3)	Amount shown represents 2,933 restricted shares of the Company’s common stock that vested on June 27, 2010.

(4)	On June 25, 2010, the closing price of a share of the Company’s common stock on the NYSE was $1.03.

(5)	Amount shown represents 5,000 restricted shares of the Company’s common stock that vested on December 3, 2010.

(6)	On December 2, 2010, the closing price of a share of the Company’s common stock on the NYSE was $1.15.

(7)	Amount shown represents 25,000 restricted shares of the Company’s common stock that vested on January 24, 2010.

(8)	On January 21, 2010, the closing price of a share of the Company’s common stock on the NYSE was $1.58.

(9)	Amount shown represents 39,667 restricted shares of the Company’s common stock that vested on December 3, 2010.

(10)	Amount shown represents 3,333 restricted shares of the Company’s common stock that vested on March 12, 2010.

(11)	On March 11, 2010, the closing price of a share of the Company’s common stock on the NYSE was $1.91.

(12)	Amount shown represents 33,334 restricted shares of the Company’s common stock that vested on June 3, 2010.

(13)	On June 2, 2010, the closing price of a share of the Company’s common stock on the NYSE was $1.33.

(14)	Amount shown represents 4,400 restricted shares of the Company’s common stock that vested on June 27, 2010.

(15)	Amount shown represents 8,800 restricted shares of the Company’s common stock that vested on June 27, 2010.

(16)	Amount shown represents 5,867 restricted shares of the Company’s common stock that vested on June 27, 2010.

(17)	Amount shown represents 5,867 restricted shares of the Company’s common stock that vested on December 4, 2010.

(18)	On December 3, 2010, the closing price of a share of the Company’s common stock on the NYSE was $1.18.

(19)	Amount shown represents 26,666 restricted shares of the Company’s common stock that vested on January 24, 2010.

(20)	Amount shown represents 40,000 restricted shares of the Company’s common stock that vested on December 3, 2010.

Non-Qualified Deferred Compensation

During fiscal year 2010, two NEOs were participants in the Deferred Compensation Plan (“DCP”). Messrs. Rispoli and Engel have 7,808 and 15,873 shares of phantom stock, respectively, under the DCP plan.

Contributions.

Under the DCP, the participants designated by the committee administering the DCP (the “Committee”) may elect to defer up to 80% of their base salary and commissions, and up to 100% of their bonus compensation. In addition, the Company may make discretionary Company contributions to the DCP at any time on behalf of the participants. Unless otherwise specified by the Company, Company contributions shall be deemed to be invested in the Company’s common stock.

Investment Elections.

Participants designate the investment funds selected by the Committee in which the participants’ deferral accounts shall be deemed to be invested for purposes of determining the amount of earnings and losses to be credited to such accounts.

Vesting.

The participants are fully vested at all times in amounts credited to the participants’ deferral accounts. A participant shall vest in his or her Company contribution account as provided by the Committee, but not earlier than 12 months from the date the Company contribution is credited to a participant’s Company contribution account. Except as otherwise provided by the Company in writing, all vesting of Company contributions shall cease upon a participant’ termination of service with the Company and any portion of a participant’s Company contribution account which is unvested as of such date shall be forfeited; provided, however, that if a participant’s termination of service is the result of his or her death, the participant shall be 100% vested in his or her Company contribution account(s).

Distributions.

Scheduled distributions elected by the participants shall be no earlier than two years from the last day of the fiscal year in which the deferrals are credited to the participant’s account, or, if later, the last day of the fiscal year in which the Company contributions vest. The participant may elect to receive the scheduled distribution in a lump sum or in equal installments over a period of up to five years. Company contributions are only distributable in a lump sum.

In the event of a participant’s retirement (termination of service after attaining age 60, or age 55 with at least 10 years of service) or disability (as defined in the DCP), the participant’s vested deferral accounts shall be paid to the participant in a single lump sum on a date that is not prior to the end of the six month period following the participant’s retirement or disability, unless the participant has made an alternative election to receive the retirement or disability benefits in equal installments over a period of up to 15 years, in which event payments shall be made as elected.

In the event of a participant’s death, the Company shall pay to the participant’s beneficiary a death benefit equal to the participant’s vested accounts in a single lump sum within 30 days after the end of the month during which the participant’s death occurred. The Company may accelerate payment in the event of a participant’s “financial hardship.”

Employment Contracts and Compensation Arrangements

Thomas P. D’Arcy

Effective November 16, 2009, Thomas P. D’Arcy entered into a three-year employment agreement with the Company, pursuant to which Mr. D’Arcy serves as president, chief executive officer and a member of the Board. The term of the employment agreement is subject to successive one-year extensions unless either party advises the other to the contrary at least 90 days prior to the then expiration of the then current term. The employment agreement was amended on August 11, 2010 in part to extend Mr. D’Arcy’s initial term from November 16, 2012 to November 16, 2013. The employment agreement was amended again on March 15, 2011 to defer the date by which the Company is obligated to pay Mr. D’Arcy’s guaranteed bonus for the 2010 calendar year from March 15, 2011 to no later than December 31, 2011.

Pursuant to the employment agreement, Mr. D’Arcy was appointed to serve on the Company’s Board of Directors as a Class C Director until the 2010 annual meeting of shareowners, unless prior to such meeting, the Company eliminated its staggered Board, in which event Mr. D’Arcy’s appointment to the Board shall be voted on at the next annual meeting of shareowners. Mr. D’Arcy will be a nominee for election to the Company’s Board of Directors at each subsequent annual meeting of the shareowners for so long as the employment agreement remains in effect.

Mr. D’Arcy will receive a base salary of $650,000 per annum. Mr. D’Arcy is entitled to receive target bonus cash compensation of up to 200% of his base salary based upon annual performance goals to be established by Compensation Committee of the Compaany. Mr. D’Arcy is guaranteed a cash bonus with respect to the 2010 calendar year of 200% of base salary, but there is no guaranteed bonus with respect to any subsequent year. In addition, there is no cash bonus compensation with respect to the period commencing on November 16, 2009 and continuing up to and through December 31, 2009.

Commencing with calendar year 2010, at the discretion of the Board, Mr. D’Arcy is also eligible to participate in a performance-based long term incentive plan, consisting of an annual award payable either in cash, restricted shares of common stock, or stock options exercisable for shares of common stock, as determined by the Compensation Committee. The target for any such long-term incentive award will be $1.2 million per year, subject to ratable, annual vesting over three years. Subject to the provisions of Mr. D’Arcy’s employment agreement, an initial long-term incentive award with respect to calendar year 2010 will be granted in the first quarter of 2011 and will vest in equal tranches of one-third each commencing on December 31, 2011. In addition, in connection with the entering into of the employment agreement, Mr. D’Arcy purchased $500,000 of Preferred Stock.

Mr. D’Arcy received a restricted stock award of 2,000,000 restricted shares of common stock, of which 1,000,000 of such restricted shares are subject to vesting over three years in equal annual increments of one-third each, commencing on the day immediately preceding the one-year anniversary of November 16, 2009. The remaining 1,000,000 such restricted shares are subject to the vesting based upon the market price of the Company’s common stock during the initial three-year term of the employment agreement. Specifically, (i) in the event that for any 30 consecutive trading days during the three year period commencing November 16, 2009 the volume weighted average closing price per share of the Company’s common stock on the exchange or market on which the Company’s shares are publically listed or quoted for trading is at least $3.50, then 50% of such restricted shares shall vest, and (ii) in the event that for any thirty (30) consecutive trading days during the three year period commencing November 16, 2009 the volume weighted average closing price per share of the Company’s common stock on the exchange or market on which the Company’s shares of common stock are publically listed or quoted for trading is at least $6.00, then the remaining 50% percent of such restricted shares shall vest. Vesting with respect to all Mr. D’Arcy’s restricted shares is subject to Mr. D’Arcy’s continued employment by the Company, subject to the terms of a Restricted Share Agreement entered into by Mr. D’Arcy and the Company on November 16, 2009, and other terms and conditions set forth in the employment agreement.

Mr. D’Arcy received from the Company a one-time cash payment of $35,000 as reimbursement for all of his out-of-pocket transitory relocation expenses. Mr. D’Arcy was also entitled to reimbursement expenses of $100,000 incurred in relocating to the Company’s principal executive offices.

Mr. D’Arcy was also entitled to a professional fee reimbursement of up to $15,000 incurred by Mr. D’Arcy for legal and tax advice in connection with the negotiation and entering into the employment agreement.

Mr. D’Arcy is entitled to participate in the Company’s health and other benefit plans generally afforded to executive employees and is reimbursed for reasonable travel, entertainment and other reasonable expenses incurred in connection with his duties. The employment agreement contains confidentiality, non-competition, no raid, non-solicitation, non-disparagement and indemnity provisions.

The employment agreement is terminable by the Company upon Mr. D’Arcy’s death or incapacity or for Cause (as defined in the employment agreement), without any additional compensation other than what has accrued to Mr. D’Arcy as of the date of any such termination.

In the event that Mr. D’Arcy is terminated without Cause, or if Mr. D’Arcy terminates the agreement for Good Reason (as defined in the employment agreement), Mr. D’Arcy is entitled to receive: (i) all monies due to him which right to payment or reimbursement accrued prior to such discharge; (ii) his annual base salary, payable in accordance with the Company’s customary payroll practices for 24 months; (iii) in lieu of any bonus cash compensation for the calendar year of termination, an amount equal to two times Mr. D’Arcy’s bonus cash compensation earned in the calendar year prior to termination, subject to Mr. D’Arcy’s right to receive the guaranteed bonus with respect to the 2010 calendar year regardless when the termination without Cause occurs; (iv) an amount payable monthly, equal to the amount Mr. D’Arcy paid for continuation of health insurance coverage for such month under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) until the earlier of 18 months from the termination date or when Mr. D’Arcy obtains replacement health coverage from another source; (v) the number of shares of common stock or unvested options with respect to any long-term incentive awards granted prior to termination shall immediately vest; and (vi) all Mr. D’Arcy’s restricted shares shall automatically vest.

In the event that Mr. D’Arcy is terminated without Cause or resigns for Good Reason (i) within one year after a Change of Control (as defined in the employment agreement) or (ii) within three months prior to a Change of Control, in contemplation thereof, Mr. D’Arcy is entitled to receive (a) all monies due to him which right to payment or reimbursement accrued prior to such discharge, (b) two times his base salary payable in accordance with the Company’s customary payroll practices, over a 24-month period, (c) in lieu of any bonus cash compensation for the calendar year of termination, an amount equal to two times his target annual cash bonus earned in the calendar year prior to termination, subject to Mr. D’Arcy’s right to receive the guaranteed bonus with respect to the 2010 calendar year regardless when the termination in connection with a Change of Control occurs, (d) an amount payable monthly, equal to the amount Mr. D’Arcy paid for continuation of health insurance coverage for such month under COBRA until the earlier of 18 months from the termination date or when Mr. D’Arcy obtains replacement health coverage from another source; (e) the number of shares of common stock or unvested options with respect to any long-term incentive awards granted prior to termination shall immediately vest; and (f) Mr. D’Arcy’s restricted shares will automatically vest.

The Company’s payment of any amounts to Mr. D’Arcy upon his termination without Cause, for Good Reason or upon a Change of Control is contingent upon Mr. D’Arcy executing the Company’s then standard form of release.

Potential Payments upon Termination or Change in Control

Thomas P. D’Arcy

Executive Payments Upon Termination	Voluntary Termination	Involuntary not for Cause Termination	Involuntary for Cause Termination	Resignation for Good Reason	Change of Control	Death and Disability
Severance Payments	$—	$1,300,000	$—	$1,300,000	$1,300,000	$—
Bonus Incentive Compensation	—	2,600,000	—	2,600,000	2,600,000	—
Long Term Incentive Plan	—	—	—	—	—	—
Stock Options (unvested and accelerated)	—	—	—	—	—	—
Restricted Stock (unvested and accelerated)	—	846,667	—	846,667	846,667	—
Performance Shares (unvested and accelerated)	—	1,270,000		1,270,000	1,270,000	—
Benefit Continuation	—	27,585	—	27,585	27,585	—
Tax Gross-Up	—	—	—	—	—	—

Total Value	$—	$6,044,252	$—	$6,044,252	$6,044,252	$—

Michael J. Rispoli

Mr. Rispoli has served as the Company’s Executive Vice President and Chief Financial Officer since August 2010. In connection with Mr. Rispoli’s promotion, his annual base salary increased from $250,000 to

$325,000. Mr. Rispoli is also entitled to bonus incentive cash compensation of up to 100% of his base salary based upon performance mutually-agreed upon and contingent upon the Company’s overall financial performance, and such other standard benefits afforded to the Company’s other executives.

Matthew A. Engel

Mr. Engel, the Company’s Executive Vice President and Chief Accounting Officer, served as the Company’s Interim Chief financial Officer from May 3, 2010 until Mr. Rispoli’s appointment as Chief Financial Officer in August 2010. In August 2010, in connection with Mr. Engel’s promotion from Senior Vice President to Executive Vice President, his annual base salary increased from $260,000 to $300,000.

Richard W. Pehlke

Mr. Pehlke served as the Company’s Executive Vice President and Chief Financial Officer until May 3, 2010, on which date Mr. Pehlke resigned from such positions. Mr. Pehlke remained available to the Company on a consulting basis for a period up to December 31, 2010.

Effective February 15, 2007, Mr. Pehlke and the Company entered into a three-year employment agreement pursuant to which Mr. Pehlke served as the Company’s Executive Vice President and Chief Financial Officer at an annual base salary of $350,000. In addition, Mr. Pehlke was entitled to receive target bonus cash compensation of up to 50% of his base salary based upon annual performance goals that were established by the Compensation Committee of the Company. Mr. Pehlke was also eligible to receive a target annual performance based equity bonus of 65% of his base salary based upon annual performance goals that were established by the Compensation Committee. The equity bonus was payable in restricted shares that vest on the third anniversary of the date of the grant. Mr. Pehlke was also granted stock options to purchase 25,000 shares of the Company’s common stock which have a term of 10 years, are exercisable at $11.75 per share (equal to the market price of the Company’s common stock on the date immediately preceding the grant date) and vest ratably over three years. The term of Mr. Pehlke’s employment agreement expired on February 15, 2010. Thereafter, Mr. Pehlke continued to be employed on an “at-will” basis through the date of his resignation.

Mr. Pehlke’s annual base salary was increased from $350,000 to $375,000 on January 1, 2008. Similarly, Mr. Pehlke’s target bonus compensation was increased from 50% to 150% of his base salary on January 1, 2008. On March 10, 2010, Mr. Pehlke was awarded a $400,000 cash bonus for 2009 performance and retention through the first quarter of 2010 (and is inclusive of any other bonus otherwise payable with respect to Mr. Pehlke with respect to 2009) which is payable to Mr. Pehlke during 2010.

Mr. Pehlke was also entitled to participate in the Company’s health and other benefit plans generally afforded to executive employees and was reimbursed for reasonable travel, entertainment and other reasonable expenses incurred in connection with his duties.

In connection with Mr. Pehlke’s departure, the Company entered into a Consulting and Separation Arrangement and General Release of All Claims with him. This agreement provides, among other things, that in return for Mr. Pehlke’s execution of and compliance with the Consulting Agreement, including, without limitation, the provision of consultancy services and a general release of the Company from all claims by Mr. Pehlke, the Company will provide Mr. Pehlke with certain separation benefits, subject to applicable tax- and payroll- related deductions, including: (i) $200,000 on July 1, 2010 representing the second installment of Mr. Pehlke’s 2009 special bonus payment; (ii) $400,000 to be made in equal semi-monthly installments ending as of December 31, 2010 which payments shall terminate in the event Mr. Pehlke discontinues his work as a consultant for any reason prior thereto; and (iii) $37,981 representing accrued but unused PTO balance to be paid at the time of termination. Under this agreement, Mr. Pehlke also agreed to certain non-solicitation/no raid covenants.

Mathieu B. Streiff

Mr. Streiff served as the Company’s Executive Vice President, General Counsel and Corporate Secretary from October 2010 until June 10, 2011. In connection with his appointment, Mr. Streiff received an annualized base salary of $325,000, bonus incentive cash compensation of up to 100% of his base salary based upon performance mutually-agreed upon and contingent upon the Company’s overall financial performance, and such other standard benefits afforded to the Company’s other executives.

Andrea R. Biller

Ms. Biller served as the Company’s Executive Vice President, General Counsel and Corporate Secretary until October 22, 2010.

In November 2006, Ms. Biller entered into an executive employment agreement with the Company pursuant to which Ms. Biller served as the Company’s Executive Vice President, General Counsel and Corporate Secretary. The agreement provided for an annual base salary of $400,000 per annum. Ms. Biller was eligible to receive an annual discretionary bonus of up to 150% of her base salary. The executive employment agreement had an initial term of three (3) years, and on the final day of the original term, and on each anniversary thereafter, the term of the agreement could have been extended automatically for an additional year unless the Company or Ms. Biller provided at least one year’s written notice that the term would not be extended. On October 23, 2008, the Company provided a notice not to extend the term of the executive employment agreement beyond its initial term and as a consequence, the agreement expired on November 15, 2009. Thereafter, Ms. Biller was employed on an “at-will” basis. In connection with the entering into of her executive employment agreement in November 2006, Ms. Biller received 114,400 shares of restricted stock and 35,200 stock options at an exercise price of $11.36 per share, one-third of which options vested on the grant date, and the remaining options vest in equal installments on the first and second anniversary date of the option grant. Ms. Biller was also entitled to participate in the Company’s health and other benefit plans generally afforded to executive employees and was reimbursed for reasonable travel, entertainment and other reasonable expenses incurred in connection with her duties.

In connection with Ms. Biller’s departure, the Company entered into a separation agreement with Ms. Biller. The separation agreement provides that, in return for Ms. Biller’s execution of and compliance with such agreement (including, without limitation, a general release of the Company from all claims by Ms. Biller, and her agreement to non-solicitation, non-hire and non-disparagement covenants), the Company will provide her with certain separation benefits, to which she would not otherwise be entitled to receive; primarily, a one-time payment of $400,000 payable in eight, equal bi-weekly installments of $50,000, starting on November 26, 2010, subject to applicable tax- and payroll- related deductions. The separation agreement further sets forth, among other things, the terms of the termination of Ms. Biller’s employment benefits and the return by Ms. Biller of the Company’s property. In addition, in connection with entering into the separation agreement, certain of the Company’s affiliated entities also entered into a separate agreement with Ms. Biller which provided for the assignment back of all Ms. Biller’s membership interests in Grubb & Ellis Apartment Management, LLC to one of the Company’s affiliates, for nominal consideration, subject to Ms. Biller’s right to receive up to $140,000 if, prior to December 2011, and when, certain asset sales transactions close and fees are paid to the Company’s affiliates, of which there can be no assurance.

Jeffrey T. Hanson

Mr. Hanson served as the Company’s Chief Investment Officer until his resignation from his position on November 7, 2011. In November, 2006, Mr. Hanson entered into an executive employment agreement with the Company. The agreement provided for an annual base salary of $350,000 per annum. Mr. Hanson was eligible to receive an annual discretionary bonus of up to 100% of his base salary. The executive employment agreement had an initial term of three (3) years, and on the final day of the original term, and on each anniversary thereafter, the term of the Agreement could have been extended automatically for an additional year unless the Company or Mr. Hanson provided at least one year’s written notice that the term would not be extended. On October 23, 2008, the Company provided a notice not to extend the term of the executive employment agreement beyond its initial term and the agreement expired on November 15, 2009. Thereafter, Mr. Hanson was employed on an “at-will” basis.

In connection with the entering into of his executive employment agreement in November, 2006, Mr. Hanson received 44,000 shares of restricted stock and 22,000 stock options at an exercise price of $11.36 per share, one-third of which options vest on the grant date, and the remaining options vest in equal installments on the first and second anniversary date of the option grant. Mr. Hanson was entitled to receive a special bonus of $250,000 if, during the applicable fiscal year, (x) Mr. Hanson was the procuring cause of at least $25 million of equity from new sources, which equity was actually received by the Company during such fiscal year, for real estate investments sourced by the Company, and (y) Mr. Hanson was employed by the Company on the last day of such fiscal year.

Mr. Hanson’s annual base salary was increased from $350,000 to $450,000 on August 1, 2008. Mr. Hanson’s target bonus compensation was increased from 100% to 150% of his base salary on August 1, 2008. On March 10, 2010, Mr. Hanson was awarded a $400,000 cash bonus for 2009 performance and retention through the first quarter of 2010 (and is inclusive of any other bonus otherwise payable with respect to Mr. Hanson with respect to 2009), which is payable to Mr. Hanson during 2010.

On March 10, 2010, Mr. Hanson received a restricted stock award of 1,000,000 restricted shares of common stock, of which 500,000 restricted shares are subject to vesting over three years in equal annual installments of one-third each, commencing on the one year anniversary of March 10, 2010. The remaining 500,000 of such restricted shares are subject to vesting based upon the market price of the Company’s common stock during the three year period commencing March 10, 2010. Specifically, (i) in the event that for any 30 consecutive trading days during the three year period commencing March 10, 2010 the volume weighted average closing price per share of the Company’s common stock on the exchange or market on which the Company’s shares are publically listed or quoted for trading is at least $3.50, then 50% of such restricted shares shall vest, and (ii) in the event that for any 30 consecutive trading days during the three year period commencing March 10, 2010 the volume weighted average closing price per share of the Company’s common stock on the exchange or market on which the Company’s shares of common stock are publically listed or quoted for trading is at least $6.00, then the remaining 50% of such restricted shares shall vest. Vesting with respect to all of Mr. Hanson’s restricted shares is subject to Mr. Hanson’s continued employment by the Company, and subject to the terms and conditions of the Restricted Stock Award Grant Notice and Restricted Stock Award Agreement dated March 10, 2010. As a result of Mr. Hanson’s resignation on November 7, 2011, 833,333 of Mr. Hanson’s restricted shares were immediately forfeited. The balance of Mr. Hanson’s restricted shares vested as of March 10, 2011.

Mr. Hanson was also entitled to participate in the Company’s health and other benefit plans generally afforded to executive employees and was reimbursed for reasonable travel, entertainment and other reasonable expenses incurred in connection with his duties.

Jacob Van Berkel

Mr. Van Berkel was promoted to Chief Operating Officer and Executive Vice President on March 1, 2008. On August 5, 2010, the Board of Directors unanimously voted to increase Mr. Van Berkel’s annual base salary from $360,000 to $425,000.

Mr. Van Berkel is eligible to receive an annual discretionary bonus of up to 150% of his base salary. On March 10, 2010, Mr. Van Berkel was awarded a $400,000 cash bonus for 2009 performance and retention through the first quarter of 2010 (and is inclusive of any other bonus otherwise payable with respect to Mr. Van Berkel with respect to 2009), which is payable to Mr. Van Berkel in 2010. On March 10, 2010, Mr. Van Berkel received a restricted stock award of 1,000,000 restricted shares of common stock, of which 500,000 restricted shares are subject to vesting over three years in equal annual installments of one-third each, commencing on the one year anniversary of March 10, 2010. The remaining 500,000 of such restricted shares are subject to vesting based upon the market price of the Company’s common stock during the three year period commencing March 10, 2010. Specifically, (i) in the event that for any 30 consecutive trading days during the three year period commencing March 10, 2010 the volume weighted average closing price per share of the Company’s common stock on the exchange or market on which the Company’s shares are publically listed or quoted for trading is at least $3.50, then 50% of such restricted shares shall vest, and (ii) in the event that for any 30 consecutive trading days during the three year period commencing March 10, 2010 the volume weighted average closing price per share of the Company’s common stock on the exchange or market on which the Company’s shares of common stock are publically listed or quoted for trading is at least $6.00, then the remaining 50% of such restricted shares shall vest. Vesting with respect to all of Mr. Van Berkel’s restricted shares is subject to Mr. Van Berkel’s continued employment by the Company, and subject to the terms and conditions of the Restricted Stock Award Grant Notice and Restricted Stock Award Agreement dated March 10, 2010.

Mr. Van Berkel is also entitled to participate in the Company’s health and other benefit plans generally afforded to executive employees and is reimbursed for reasonable travel, entertainment and other reasonable expenses incurred in connection with his duties.

Effective December 23, 2008, Mr. Van Berkel and the Company entered into a change of control agreement pursuant to which in the event that Mr. Van Berkel is terminated without Cause or resigns for Good Reason upon a Change of Control (as defined in the change of control agreement) or within six months thereafter or is terminated without Cause or resigns for Good Reason within three months prior to a Change of Control, in contemplation thereof, Mr. Van Berkel is entitled to receive two times his base salary payable in accordance with the Company’s customary payroll practices, over a twelve month period (subject to the provisions of Section 409A of the Code) plus an amount equal to one time his target annual cash bonus payable in cash on the next immediately following date when similar annual cash bonus compensation is paid to other executive officers of the Company (but in no event later than March 15th of the calendar year following the calendar year to which such bonus payment relates). In addition, upon a Change of Control, all then unvested restricted shares automatically vest. The Company’s payment of any amounts to Mr. Van Berkel upon his termination upon a Change of Control is contingent upon his executing the Company’s then standard form of release.

Potential Payments upon Termination or Change of Control

Jacob Van Berkel

Executive Payments Upon Termination	Voluntary Termination	Involuntary not for Cause Termination	Involuntary for Cause Termination	Resignation for Good Reason	Change of Control	Death and Disability
Severance Payments	$—	$—	$—	$—	$1,487,500	$—
Bonus Incentive Compensation	—	—	—	—	—	—
Long Term Incentive Plan	—	—	—	—	—	—
Stock Options (unvested and accelerated)	—	—	—	—	—	—
Restricted Stock (unvested and accelerated)	—	—	—	—	1,354,667	—
Performance Shares (unvested and accelerated)	—	—	—	—	—	—
Benefit Continuation	—	—	—	—	—	—
Tax Gross-Up	—	—	—	—	—	—

Total Value	$—	$—	$—	$—	$2,842,167	$—

Compensation of Directors

Only individuals who serve as non-management directors and are otherwise unaffiliated with the Company receive compensation for serving on the Board and on its committees. Non-management directors are compensated for serving on the Board with a combination of cash and equity based compensation which includes annual grants of restricted stock, an annual retainer fee, meeting fees and chairperson fees. Directors are also reimbursed for out-of-pocket travel and lodging expenses incurred in attending Board and committee meetings.

Board compensation consists of the following: (i) an annual retainer fee of $50,000 per annum; (ii) a fee of $1,500 for each regular meeting of the Board of Directors attended in person or telephonically; (iii) a fee of $1,500 for each meeting of a standing committee of the Board of Directors attended in person or telephonically;

and (iv) $60,000 worth of restricted shares of common stock issued at the then current market price of the common stock. Prior to the 2009 annual restricted stock grant, such restricted shares vested ratably in equal annual installments over three years, except in the event of a change of control, in which event vesting was accelerated. On March 10, 2010, the Compensation Committee amended the terms and conditions of the directors’ annual restricted stock awards to provide that all annual restricted share awards granted thereafter would vest, in full, immediately upon being granted, subject to forfeiture in the event a director was terminated for cause. In addition, the Compensation Committee also accelerated the vesting of the annual restricted stock award granted in December 2009, such that the December 2009 restricted stock award was fully vested as of March 10, 2010. Any stock grants awarded prior to 2009 remain subject to the three (3) year ratable vesting schedule. In addition, an annual retainer fee is paid to the Chair of each of the Board’s standing committees as follows: (i) Audit Committee Chair — $15,000; (ii) Compensation Committee Chair — $10,000; and (iii) Corporate Governance and Nominating Committee Chair — $7,500. If the Board forms any additional committees, it will determine the fees to be paid to the Chair and/or members of such committees.

Director Compensation Table

Director	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Total
C. Michael Kojaian(4)	$—	$60,000	$60,000
Robert J. McLaughlin	$119,000	$60,000	$179,000
Devin I. Murphy	$86,000	$60,000	$146,000
D. Fleet Wallace	$114,000	$60,000	$174,000
Rodger D. Young	$108,500	$60,000	$168,500

(1)	Represents annual retainers plus all meeting and committee attendance fees earned by non-employee directors in 2010.

(2)

The amounts shown are the aggregate grant date fair value related to the grants of restricted stock. Each of the current non-management directors (Messrs. Kojaian, McLaughlin, Murphy, Wallace and Young) received a grant of 52,174 shares on December 10, 2010 which vested in full, immediately upon being granted. The grant date fair value of the 52,174 shares of restricted stock was $60,000, which is based upon the closing price of the Company’s common stock on the grant date of $1.15 per share. Those shares represent the Company’s annual grant to its non-management directors which, pursuant to the Company’s 2006 Omnibus Equity Plan, is set at $60,000 worth of restricted shares of the Company’s common stock based upon the closing price of such common stock on the date of the grant.

(3)	The following table shows the aggregate number of unvested stock awards and option awards granted to non-employee directors and outstanding as of December 31, 2010:

Director	Options Outstanding at Fiscal Year End	Stock Awards Outstanding at Fiscal Year End
C. Michael Kojaian	0	6,667
Robert J. McLaughlin	0	6,667
Devin I. Murphy	0	13,160
D. Fleet Wallace	0	6,667
Rodger D. Young	10,000	6,667

(4)	Mr. Kojaian waived his right to payment of all annual retainers and committee attendance fees during the year ended December 31, 2010.

Stock Ownership Policy for Non-Management Directors

Under the current stock ownership policy, non-management directors are required to accumulate an equity position in the Company over five years in an amount equal to $250,000 worth of common stock (the previous policy required an accumulation of $200,000 worth of common stock over a five year period). Shares of common stock acquired by non-management directors pursuant to the restricted stock grants can be applied toward this equity accumulation requirement.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee as of December 31, 2010 are D. Fleet Wallace, Chair, Robert J. McLaughlin and Rodger D. Young.

During the year ended December 31, 2010, none of the current or former members of the Compensation Committee is or was a current or former officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K of the SEC’s Rules and Regulations. During the year ended December 31, 2010, none of the executive officers of the Company served as a member of the board of directors or compensation committee of any other company that had one or more of its executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Compensation Committee Report

The forgoing Compensation Committee Report is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis presented in this Proxy Statement. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report for the year ended December 31, 2010 on Form 10-K for filing with the SEC.

The Compensation Committee

D. Fleet Wallace, Chair

Robert J. McLaughlin

Rodger D. Young

LEGAL PROCEEDINGS

General

We are involved in lawsuits relating to certain of the investment management offerings of our former affiliate, Grubb & Ellis Realty Investors, LLC (“GERI”), in particular, its TIC programs. These lawsuits allege a variety of claims in connection with these offerings, including mismanagement, breach of contract, negligence, fraud and breach of fiduciary duty, among other claims. Plaintiffs in these suits seek a variety of remedies, including rescission, actual and punitive damages, and attorneys’ fees and costs. The damages being sought are unspecified and to be determined at trial. It is difficult to predict the ultimate disposition of these lawsuits and our ultimate liability with respect to such claims and lawsuits. It is also difficult to predict the cost of defending these matters and to what extent claims will be covered by our existing insurance policies. In the event of an unfavorable outcome, the amounts we may be required to pay in the discharge of liabilities or settlements could have a material adverse effect on our cash flows, financial position and results of operations.

Met Center 10

One such matter relates to a TIC property known as Met Center 10, located in Austin, Texas. The Company and certain of its former and current subsidiaries have been involved in multiple legal proceedings relating to Met Center 10, including three actions pending in state court in Austin, Texas and an arbitration proceeding being conducted in California. The arbitration proceeding involves GERI, a subsidiary of Daymark Realty Advisors, Inc. (“Daymark”), and is pending before the American Arbitration Association in Orange County, California captioned NNN Met Center 10 1, LLC, et al. v. Grubb & Ellis Realty Investors, LLC (the “Met 10 Arbitration”). A state court action involving GERI is pending in the District Court of Travis County, Texas captioned NNN Met Center 10, LLC v. Met Center Partners-6, Ltd., et al. (the “Met 10 Main Action”). Two additional state court actions involving the Company, GERI, and Grubb & Ellis Management Services, Inc. (“GEMS”) are pending in the District Court for Travis County, Texas captioned NNN Met Center 10-1, LLC v. Lexington Insurance Company, et al. and NNN Met Center 10, LLC v. Lexington Insurance Company, et al. (together, the “Met 10 Lexington Actions”).

On August 10, 2011, we entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and between us and IUC-SOV, LLC. Pursuant to the Purchase Agreement we sold to IUC-SOV, LLC all of the shares of common stock of Daymark and the closing of the transactions contemplated by the Purchase Agreement was completed on August 10, 2011. Pursuant to the Purchase Agreement we agreed to indemnify IUC-SOV, LLC and its affiliates (including GERI) against liabilities, expenses, obligations, or claims related to Met Center 10, subject to certain limitations.

In the Met 10 Arbitration, TIC investors asserted, among other things, that GERI should bear responsibility for alleged diminution in the value of the property and their investments as a result of ground movement. The Met 10 Arbitration was bifurcated into two phases. In the first phase, the arbitrator ruled in favor of the TIC investors, finding, among other things, that the TIC investors had properly terminated the property management agreement for cause. In Phase 2 of the arbitration, the TICs asserted claims for damages against GERI arising from alleged breaches of the management agreement and other alleged wrongful acts in connection with the management of the Met Center 10 property and other alleged breaches of duty.

Before the beginning of the Phase 2 hearing, the TICs, GERI, and Lexington Insurance Company reached a settlement, which has been documented and executed by the parties, and which is awaiting court approval. The settlement is for $0.1 million, net of insurance recoveries. Among other things, under the terms of the settlement, GERI must pay $0.1 million to the TICs shortly after the settlement is approved by the court, and may be obligated to subsequently pay up to approximately $0.6 million in addition to the initial $0.1 million payment, depending upon the resolution of claims relating to Met Center 10 against parties other than GERI. The TICs are releasing all claims relating to Met Center 10 against, among others, us and GERI. The $0.1 million settlement was paid by GERI in the third quarter of 2011.

In the Met 10 Texas Action, GERI and NNN Met Center 10, LLC were pursuing claims against the developers and sellers of the property (the “Sellers”), the due diligence firm retained by GERI in connection with the purchase of the Met Center 10 property, and the engineering, construction, and design professionals who performed work relating to the Met Center 10 property (together with the due diligence firm, the “Professionals”) to recover damages arising from, among other things, ground movement. The Sellers and the Professionals were asserting counterclaims against GERI and NNN Met Center 10, LLC. GERI and NNN Met Center 10, LLC, on the one hand, and the Sellers, on the other, have reached a settlement resolving all claims between them, which has been documented and executed by the parties. Under that settlement, GERI, its affiliates, and NNN Met Center 10, LLC are being released from all claims by the Sellers relating to Met Center 10. Neither GERI nor its affiliates (or NNN Met Center 10, LLC) are required to make any payments pursuant to the settlement with the Sellers. In addition, GERI and NNN Met Center 10, LLC, on the one hand, and the Professionals, on the other hand, have reached a tentative settlement resolving all claims between them, which is in the process of being documented and approved. Under that settlement, GERI, its affiliates, and NNN Met Center 10, LLC are being released from all claims by the Professionals relating to Met Center 10. Neither GERI nor its affiliates (or NNN Met Center 10, LLC) are required to make any payments pursuant to the tentative settlement with the Professionals.

In the Met 10 Lexington Actions, the TIC investors were asserting claims against former officers and employees of the Company and other defendants in connection with the negotiation and documentation of an insurance settlement relating to the Met Center 10 property, and an alleged misallocation and/or misappropriation of the proceeds of that settlement. In addition, Lexington Insurance Company asserted claims against NNN Met Center 10, LLC, the Company, GERI, and GEMS arising of the insurance settlement. Pursuant to the settlement of the Met 10 Arbitration described above, the TICs are releasing and dismissing certain claims against the former officers and employees of the Company, including claims that were being asserted in the Met 10 Lexington Actions, and Lexington is releasing and dismissing its claims against the Company, GERI, GEMS, and NNN Met Center 10, LLC, including the claims Lexington was asserting in the Met 10 Lexington Actions.

TIC Program Exchange Litigation

GERI and Grubb & Ellis Company are defendants in an action filed on or about February 14, 2011 in the Superior Court of Orange County, California captioned S. Sidney Mandel, et al. v. Grubb & Ellis Realty Investors, LLC, et al. The plaintiffs allege that, in order to induce the plaintiffs to purchase $22.3 million in TIC investments that GERI (formerly known as Triple Net Properties, LLC) was syndicating, GERI offered to subsequently “repurchase” those investments and provide certain “put” rights under certain terms and conditions pursuant to a letter agreement executed between GERI and the plaintiffs. The plaintiffs allege that GERI has failed to honor its purported obligations under the letter agreement and have initiated suit for breach of contract, breach of the implied covenant of good faith and fair dealing and declaratory relief as to the rights and obligations of the parties under the letter agreement. By way of a first amended complaint, the plaintiffs are alleging that GERI is merely an inadequately capitalized instrumentality of Grubb & Ellis Company and that Grubb & Ellis Company should be held liable for acts and omissions of GERI. The plaintiffs are seeking damages totaling $26.5 million, attorneys’ fees and costs. We intend to vigorously defend these claims and to assert all applicable defenses. At this time we are unable to predict the likelihood of an unfavorable or adverse award or outcome. At this time it is not possible to estimate a range of possible loss for this matter.

Under the Purchase Agreement, IUC-SOV, LLC agreed to indemnify and hold harmless us and our officers, directors, and affiliates against any liabilities of, obligations of or claims against us related to or arising from the businesses or operations of any “Acquired Company” (as defined in the Purchase Agreement), including GERI. By letter dated September 26, 2011, the Company made a demand, pursuant to the Purchase Agreement, that IUC-SOV, LLC indemnify and hold harmless us against any and all losses that may be incurred or suffered by us in connection with the Mandel action. IUC-SOV, LLC did not make any objection to that claim for indemnification.

We and GERI filed demurrers to the first amended complaint. The court sustained GERI’s demurrer and granted the plaintiffs leave to file an amended pleading. The court denied our demurrer. We intend to vigorously defend the claims asserted by the plaintiffs and to assert all applicable defenses. At this time we are unable to predict the likelihood of an unfavorable or adverse award or outcome. At this time it is not possible to estimate a range of possible loss for this matter.

Durham Office Park

Grubb & Ellis Company and Grubb & Ellis Securities as well as various Daymark subsidiaries are defendants in an action filed on or about July 21, 2010 in North Carolina Business Court, Durham County Superior Court Division, captioned NNN Durham Office Portfolio I, LLC, et al. v. Grubb & Ellis Company, et al. Plaintiffs invested more than $11 million for TIC interests in a commercial real estate project in Durham, North Carolina. Plaintiffs claim, among other things, that information regarding the intentions of the property’s anchor tenant to remain in occupancy was withheld and misrepresented. Plaintiffs have asserted claims for breach of contract, negligence, negligent misrepresentation, breach of fiduciary duty, fraud, unfair and deceptive trade practices and conspiracy. We intend to vigorously defend these claims and to assert all applicable defenses. At this time we are unable to predict the likelihood of an unfavorable or adverse award or outcome. At this time it is not possible to estimate a range of possible loss for this matter.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Review Policy

The Company recognizes that transactions between the Company and any of its directors, officers or principal shareowners or an immediate family member of any director, executive officer or principal shareowner can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareowners. The Company also recognizes, however, that there may be situations in which such transactions may be in, or may not be inconsistent with, the best interests of the Company.

The review and approval of related party transactions are governed by the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is a part of the Company’s Employee Handbook, a copy of which is distributed to each of the Company’s employees at the time that they begin working for the Company, and the Company’s Salespersons Manual, a copy of which is distributed to each of the Company’s brokerage professionals at the time that they begin working for the Company. The Code of Business Conduct and Ethics is also available on the Company’s website at www.grubb-ellis.com. In addition, within 60 days after he or she begins working for the Company and once per year thereafter, the Company requires each employee and brokerage professional to complete an on-line “Business Ethics” training class and certify to the Company that he or she has read and understands the Code of Business Conduct and Ethics and is not aware of any violation of the Code of Business Conduct and Ethics that he or she has not reported to management.

In order to ensure that related party transactions are fair to the Company and no worse than could have been obtained through “arms-length” negotiations with unrelated parties, such transactions are monitored by the Company’s management and regularly reviewed by the Audit Committee, which independently evaluates the benefit of such transactions to the Company’s shareowners. Pursuant to the Audit Committee’s charter, on a quarterly basis, management provides the Audit Committee with information regarding related party transactions for review and discussion by the Audit Committee and, if appropriate, the Board of Directors. The Audit Committee, in its discretion, may approve, ratify, rescind or take other action with respect to a related party transaction or, if necessary or appropriate, recommend that the Board of Directors approve, ratify, rescind or take other action with respect to a related party transaction.

In addition, each director and executive officer annually delivers to the Company a questionnaire that includes, among other things, a request for information relating to any transactions in which both the director, executive officer, or their respective family members, and the Company participates, and in which the director, executive officer, or such family member, has a material interest.

Related Party Transactions

The following are descriptions of certain transactions which occurred or continued to occur since the beginning of 2010, in which the Company is a participant and in which any of the Company’s directors, executive officers, principal shareowners or any immediate family member of any director, executive officer or principal shareowner has or may have a direct or indirect material interest.

Other Related Party Transactions

A director of the Company, C. Michael Kojaian, is affiliated with and has a substantial economic interest in Kojaian Management Corporation and its various affiliated portfolio companies (collectively, “KMC”). KMC is engaged in the business of investing in and managing real property both for its own account and for third parties. The Company pays asset management fees to KMC related to properties the Company manages on their behalf. Revenue, including reimbursable expenses related to salaries, wages and benefits, earned by the Company for services rendered to KMC, including joint ventures, officers and directors and their affiliates, net of asset management fees paid to KMC, was $5.4 million for the year ended December 31, 2010.

In the second quarter of 2011, the Company began providing management services to the brother of one of the Company’s principal shareowners and directors. Revenue earned by the Company for services rendered was approximately $5,000 for the nine months ended September 30, 2011.

In August 2002, the Company entered into an office lease with a landlord related to KMC, providing for an annual average base rent of $365,400 over the ten-year term of the lease.

In December 2010, the Company entered into two office leases with landlords related to KMC, providing for an annual average base rent of $414,000 and $404,000 over the ten-year term of the leases which begin in April 2011 and November 2012, respectively.

The Company believes that the fees, commissions and lease term amounts paid to and by the Company as described above were comparable to those that would have been paid to or received from unaffiliated third parties in connection with similar transactions.

The Company’s directors and officers, as well as officers, managers and employees of the Company’s subsidiaries, have purchased, and may continue to purchase, interests in offerings made by the Company’s programs at a discount. The purchase price for these interests reflects the fact that selling commissions and marketing allowances will not be paid in connection with these sales. The net proceeds to the Company from these sales made net of commissions will be substantially the same as the net proceeds received from other sales.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership Table

The following table shows the share ownership as of November [    ], 2011 by persons known by the Company to be beneficial owners of more than 5% of any class of the Company’s outstanding capital stock, directors, named executive officers, and all current directors and executive officers as a group. Unless otherwise noted, the stock listed is common stock, and the persons listed have sole voting and disposition powers over the shares held in their names, subject to community property laws if applicable.

Name and Address of Beneficial Owner(1)	Preferred Stock			Common Stock
	Number of Shares		Percentage of Class	Number of Shares(2)		Percentage of Class(3)
FMR LLC (and related persons)(4)	139,800		14.5%	12,215,617		15.0%
Highbridge International LLC (and related persons)(5)	61,010		6.3%	5,479,904		7.3%
Persons affiliated with Kojaian Holdings LLC(6)	—		—	5,021,326		7.3%
Persons affiliated with Kojaian Ventures, L.L.C.(7)	—		—	11,700,000		16.9%
Persons affiliated with Kojaian Management Corporation(8)	100,000		10.4%	6,060,600		8.1%
Lions Gate Capital	55,500		5.8%	3,363,633		4.6%
Wellington Management Company, LLP(9)	125,000		13.0%	11,678,104		15.2%
Zazove Associates, LLC(10)	—		—	3,943,410		5.4%
Named Executive Officers and Directors
Thomas P. D’Arcy	5,000		*	2,197,196	(11)	3.2%
C. Michael Kojaian	100,000	(12)	10.4%	22,908,209	(12)(13)	30.5%
Robert J. McLaughlin	—		—	311,838	(13)(14)	*
Devin I. Murphy	1,000		*	217,374	(13)	*
D. Fleet Wallace	—		—	146,083	(13)	*
Rodger D. Young	500		*	198,831	(13)(15)	*
Andrea R. Biller	1,000		*	363,216	(16)	*
Matthew A. Engel	1,000		*	102,729	(17)	*
Jeffrey T. Hanson	250	(18)	*	360,582	(19)	*
Richard W. Pehlke	500		*	30,303	(20)	*
Michael J. Rispoli	250		*	84,166	(21)	*
Mathieu B. Streiff	—		—	89,281	(22)	*
Jacob Van Berkel	250		*	1,074,594	(23)(24)	1.6%
All Current Directors and Executive Officers as a Group (9 persons)	108,000		11.2%	27,241,020	(25)	36.2%

*	Less than one percent.

(1)	Unless otherwise indicated, the address for each of the individuals listed below is c/o Grubb & Ellis Company, 1551 Tustin Avenue, Suite 300, Santa Ana, California 92705.

(2)

Each share of Preferred Stock currently converts into 60.606 shares of common stock, and all common stock share numbers include, where applicable, the number of shares of common stock into which any Preferred Stock held by the beneficial owner is convertible at such rate of conversion.

(3)

The percentage of shares of capital stock shown for each person in this column and in this footnote assumes that such person, and no one else, has exercised or converted any outstanding warrants, options or convertible securities held by him or her exercisable or convertible on November 11, 2011 or within 60 days thereafter.

(4)	Pursuant to a Schedule 13G/A filed with the SEC by FMR LLC (“FMR”) (and related persons) on February 14, 2011, FMR is deemed to be the beneficial owner of (i) 139,800 shares of Preferred Stock and

(ii) $8,400,000 principal amount of our 7.95% Convertible Senior Notes due 2015 (the “Notes”), which are convertible into shares of common stock at a conversion rate of 445.583 shares of common stock for each $1,000 principal amount of the Notes, for an aggregate beneficial ownership of 12,215,617 shares of common stock. FMR and Edward C. Johnson 3d (“Johnson”), Chairman of FMR and a member of a controlling group of FMR, have sole voting power of 3,367,892 of the shares of common stock and sole dispositive power of all 12,215,617 of the shares of common stock. Fidelity Management and Research Company (“FMRC”), as investment advisor to various investment companies and a wholly-owned subsidiary of FMR, is the beneficial owner of 8,847,725 of the shares of common stock, including 5,284,843 shares of common stock, based on an assumed conversion of 87,200 shares of Preferred Stock and 3,562,882 shares of common stock, based on an assumed conversion of $7,996,000 principal amount of the Notes. Fidelity Real Estate Income Fund (“FREIF”), one of the investment companies, beneficially owns 4,117,372 of the shares of common stock. Pyramis Global Advisors Trust Company (“PGATC”), as investment manager, a bank and an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 3,367,892 shares of common stock, including 3,187,876 shares of common stock, based on an assumed conversion of 52,600 shares of Preferred Stock and 180,016 shares of common stock, based on an assumed conversion of $404,000 principal amount of the Notes. The address for FMR, FMRC and FREIF is 82 Devonshire Street, Boston, Massachusetts 02109. The address for PGATC is 900 Salem Street, Smithfield, Rhode Island 02917.

(5)

Pursuant to a Schedule 13G filed with the SEC by Highbridge International LLC (“Highbridge”) (and related persons) on February 22, 2011, Highbridge is the beneficial owner of (i) 61,010 shares of Preferred Stock and (ii) $4,000,000 principal amount of the Notes, for an aggregate beneficial ownership of 5,479,904 shares of common stock. Highbridge Capital Management, LLC (“HCM”) is the trading manager of Highbridge and Glenn Dubin (“Dubin”) is the CEO of HCM. As such, each of HCM and Dubin may be deemed the beneficial owner of the shares beneficially owned by Highbridge. Each of HCM and Dubin disclaims beneficial ownership of the shares beneficially owned by Highbridge. The address for Highbridge is c/o Harmonic Fund Services, The Cayman Corporate Centre, 4th Floor, 27 Hospital Road, Grand Cayman, Cayman Islands, British West Indies. The address for HCM is 40 West 57th Street, 33rd Floor, New York, New York 10019. The address for Dubin is c/o Highbridge Capital Management, LLC, 40 West 57th Street, 33rd Floor, New York, New York 10019.

(6)

Kojaian Holdings LLC is affiliated with each of C. Michael Kojaian, a director of ours, Kojaian Ventures, L.L.C. and Kojaian Management Corporation (see footnote 12 below). The address for Kojaian Holdings LLC is 39400 Woodward Avenue, Suite 250, Bloomfield Hills, Michigan 48304.

(7)

Kojaian Ventures, L.L.C. is affiliated with each of C. Michael Kojaian, a director of ours, Kojaian Holdings LLC and Kojaian Management Corporation (see footnote 12 below). The address of Kojaian Ventures, L.L.C. is 39400 Woodward Ave., Suite 250, Bloomfield Hills, Michigan 48304.

(8)

Kojaian Management Corporation is affiliated with each of C. Michael Kojaian, a director of ours, Kojaian Holdings LLC and Kojaian Ventures, L.L.C. (see footnote 12 below). The address of Kojaian Management Corporation is 39400 Woodward Ave., Suite 250, Bloomfield Hills, Michigan 48304.

(9)

Pursuant to a Schedule 13G/A filed with the SEC by Wellington Management Company, LLP (“Wellington”) on February 14, 2011, Wellington, in its capacity as a registered investment adviser, may be deemed to beneficially own 11,678,104 shares of common stock which are held of record by its clients. Wellington has (i) sole voting power and sole dispositive power of none of the shares of common stock, and (ii) shared voting power of 6,853,974 of the shares of common stock and shared dispositive power of 11,678,104 of the shares of common stock. Wellington’s address is 280 Congress Street, Boston, Massachusetts 02210.

(10)

Pursuant to a Schedule 13D/A filed with the SEC by Zazove Associates, LLC (“Zazove”) on April 29, 2011, Zazove, a registered investment advisor, is the beneficial owner of $8,850,000 principal amount of the Notes, or 3,943,410 shares of common stock. Gene T. Pretti is the CEO, Senior Portfolio Manager and

controlling equity holder of Zazove. The address for Zazove is 1001 Tahoe Blvd., Incline Village, NV 89451.

(11)

Beneficially owned shares include (i) 666,667 restricted shares of common stock which vest in equal 1/2 portions on each of the second, and third anniversaries of November 15, 2009, and (ii) 1,000,000 restricted shares of common stock which vest based upon the market price of our common stock during the initial three year term of Mr. D’Arcy’s employment agreement. Specifically, (i) in the event that for any 30 consecutive trading days during the initial three year term of Mr. D’Arcy’s employment agreement the volume weighted average closing price per share of the common stock on the exchange or market on which our shares are publically listed or quoted for trading is at least $3.50, then 50% of such restricted shares shall vest, and (ii) in the event that for any 30 consecutive trading days during the initial three year term of Mr. D’Arcy’s employment agreement the volume weighted average closing price per share of our common stock on the exchange or market on which our shares of common stock are publically listed or quoted for trading is at least $6.00, then the remaining 50% percent of such restricted shares shall vest. Vesting with respect to all restricted shares is subject to Mr. D’Arcy’s continued employment by us, subject to the terms of a Restricted Share Agreement entered into by Mr. D’Arcy and us on November 16, 2009, and other terms and conditions set forth in Mr. D’Arcy’s employment agreement.

(12)

Beneficially owned shares include shares directly held by Kojaian Holdings LLC, Kojaian Ventures, L.L.C. and Kojaian Management Corporation. C. Michael Kojaian, a director of ours, is affiliated with Kojaian Ventures, L.L.C., Kojaian Holdings LLC and Kojaian Management Corporation. Pursuant to rules established by the SEC, the foregoing parties may be deemed to be a “group,” as defined in Section 13(d) of the Exchange Act, and C. Michael Kojaian is deemed to have beneficial ownership of the shares directly held by each of Kojaian Ventures, L.L.C., Kojaian Holdings LLC and Kojaian Management Corporation.

(13)	Beneficially owned shares include 6,667 restricted shares of common stock which vest on December 10, 2011, such shares granted pursuant to our 2006 Omnibus Equity Plan.

(14)

Beneficially owned shares include 89,310 shares of common stock held directly by: (i) Katherine McLaughlin’s IRA (Mr. McLaughlin’s wife’s IRA of which Mr. McLaughlin disclaims beneficial ownership); (ii) Robert J. and Katherine McLaughlin Trust; and (iii) Louise H. McLaughlin Trust.

(15)	Beneficially owned shares include 10,000 shares of common stock issuable upon exercise of fully vested outstanding options.

(16)	Ms. Biller resigned her position with us on October 22, 2010.

(17)

Beneficially owned shares include (i) 10,000 restricted shares of common stock that were granted to Mr. Engel on February 4, 2009 pursuant to our 2006 Omnibus Equity Plan and all such shares will vest on the fourth anniversary of the grant date, (ii) 10,000 restricted shares of common stock that were granted to Mr. Engel on December 3, 2008 pursuant to our 2006 Omnibus Equity Plan and which will vest in equal 1/2 portions on each of the third and fourth anniversaries of the grant date and (iii) 15,873 shares of our phantom stock that were granted to Mr. Engel on December 3, 2008 pursuant to the our Deferred Compensation Plan and all such shares will vest on the fourth anniversary of the grant date.

(18)

Mr. Hanson resigned his position with us on November 7, 2011. Mr. Hanson’s beneficially owned shares include 250 shares of Preferred Stock which are indirectly held through Jeffrey T. Hanson and April L. Hanson, as Trustees of the Hanson Family Trust.

(19)	Beneficially owned shares include 22,000 shares of common stock issuable upon exercise of fully vested options.

(20)	Mr. Pehlke resigned his position with us on May 3, 2010.

(21)

Beneficially owned shares include (i) 50,000 restricted shares of common stock that were granted to Mr. Rispoli on February 4, 2009 pursuant to our 2006 Omnibus Equity Plan and all such shares will vest on the fourth anniversary of the grant date and (ii) 7,808 shares of our phantom stock that were granted to Mr. Rispoli on March 12, 2008 pursuant to our Deferred Compensation Plan and all such shares will vest on the fourth anniversary of the grant date.

(22)

Mr. Streiff resigned his position with us on June 10, 2011. Beneficially owned shares include 33,333 restricted shares of common stock that were granted to Mr. Streiff on June 3, 2009 pursuant to our 2006 Omnibus Equity Plan and which will vest on the third anniversary of the grant date.

(23)

Beneficially owned shares include 40,000 restricted shares of common stock awarded to Mr. Van Berkel pursuant to our 2006 Omnibus Equity Plan which will vest on the first business day after the third anniversary of the grant date (December 3, 2008) and are subject to acceleration under certain conditions.

(24)

Beneficially owned shares include (i) 333,333 restricted shares of common stock which vest in equal 1/2 portions on each of the second and third anniversaries of March 10, 2010, and (ii) 500,000 restricted shares of common stock which vest based upon the market price of our common stock during the three year period commencing March 10, 2010. Specifically, (i) in the event that for any 30 consecutive trading days during the three year period commencing March 10, 2010 the volume weighted average closing price per share of our common stock on the exchange or market on which our shares are publically listed or quoted for trading is at least $3.50, then 50% of such restricted shares shall vest, and (ii) in the event that for any 30 consecutive trading days during the three year period commencing March 10, 2010 the volume weighted average closing price per share of our common stock on the exchange or market on which our shares of common stock are publically listed or quoted for trading is at least $6.00, then the remaining 50% of such restricted shares shall vest. Vesting with respect to all such restricted shares is subject to Mr. Van Berkel’s continued employment by us, subject to the terms and conditions of the Restricted Stock Award Grant Notice and Restricted Stock Award Agreement dated March 10, 2010 for Mr. Van Berkel.

(25)

Beneficially owned shares include the following shares of common stock issuable upon exercise of outstanding options which are exercisable on November 11, 2011 or within 60 days thereafter under our various stock option plans: Mr. Young — 10,000 shares, and all current directors and executive officers as a group 10,000 shares.

ADOPTION OF AMENDMENT TO CERTIFICATE OF INCORPORATION

TO EFFECT THE REVERSE STOCK SPLIT

(Proposal No. 2)

On November [    ], 2011 the Board of Directors unanimously approved, subject to the approval of our shareowners, an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of Common Stock, with the stock split occurring at an exchange ratio that will be within a range of 1-for-[    ] and 1-for-[    ] and that will be determined by the Board of Directors (the “Reverse Stock Split”). The par value of our Common Stock would remain unchanged at $0.01 per share following the Reverse Stock Split. As described in “— Reservation of Rights of the Board of Directors” below, the Board of Directors will defer or abandon the Reverse Stock Split if, in its business judgment, the Reverse Stock Split is no longer in the best interests of the Company or its shareowners.

The text of the proposed amendment of the Certificate of Incorporation to effect the Reverse Stock Split is included as Annex A to this Proxy Statement. The following discussion is qualified in its entirety by the full text of the proposed amendment to the Certificate of Incorporation in Annex A.

Reasons For The Proposed Reverse Stock Split

The Board of Directors authorized the Reverse Stock Split with a view to increasing the per share trading price of the Company’s Common Stock in order to enlarge the pool of eligible investors and increase analyst and broker interest. The Board of Directors believes that a Reverse Stock Split would allow a broader range of institutions to invest in the Company’s Common Stock and therefore potentially increase trading volume and liquidity of the Company’s Common Stock. Many institutional investors and mutual funds, for example, have rules that prohibit them from buying low-priced stocks. A Reverse Stock Split could also increase analyst and broker interest in the Company’s Common Stock because many have policies that discourage them from following or recommending companies with low stock prices because of the trading volatility often associated with low-priced stocks. Additionally, the low stock price may dissuade certain other investors from purchasing low-priced stocks. Because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on high-priced stocks, the current average price per share of the Company’s Common Stock may result in individual shareowners paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Certain Effects Of The Proposed Reverse Stock Split

If shareowners approve this proposal and the Board of Directors elects to implement the Reverse Stock Split (see “— Reservation of Rights by the Board of Directors” below), every [            ] to [            ] shares, depending on the Reverse Stock Split ratio determined by the Board of Directors, of the Company’s outstanding Common Stock would be combined into one share of Common Stock. The Company will not issue fractional shares of Common Stock. Where a shareowner would have been entitled to a fractional share, the Company will round up fractional shares to the nearest whole share.

Reduction of Shares Held by Individual Shareowners.    Each common shareowner will own fewer shares of Common Stock, but the proposed Reverse Stock Split will affect all common shareowners uniformly and will not affect any shareowner’s percentage ownership interest or proportionate voting power, except for minor differences resulting from the rounding up of fractional shares. For example, a holder of 2% of the voting power of the outstanding shares of the Common Stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of the Common Stock immediately after the Reverse Stock Split. Additionally, the number of shareowners of record would not be affected by the Reverse Stock Split.

However, if the Reverse Stock Split were implemented, it may increase the number of shareowners who own “odd lots,” or a number of shares that is less than 100 shares. Such shareowners may find it difficult to sell such shares and in connection with any sale may have to pay higher commissions and other transaction costs as compared to a sale involving a “round lot,” or a number that is in even multiples of 100.

Number of Authorized Shares and Reduction in Total Outstanding Shares.    In connection with the Reverse Stock Split, we will not reduce the total number of authorized shares of Common Stock. However, because the issued and outstanding shares of Common Stock will be reduced as a result of the Reverse Stock Split, the number of authorized and unissued shares of Common Stock will increase on a relative basis. Such shares would be available for issuance at the discretion of the Board of Directors from time to time for corporate purposes such as raising additional capital, settling outstanding obligations and acquisitions.

After effecting the Reverse Stock Split, the number of authorized, unissued and unreserved shares of Common Stock (as of November [    ], 2011) would increase from [                    ] to [                    ] (based on the minimum [    ]-to-1 Reverse Stock Split ratio and subject to adjustments for fractional shares) and from [                    ] to [                    ] (based on the maximum [    ]-to-1 Reverse Stock Split ratio and subject to adjustments for fractional shares). The Board of Directors may issue these shares in its discretion. If the Company issues additional shares subsequent to the Reverse Stock Split, the dilution to the ownership interest of the Company’s existing common shareowners may be greater than would occur had the Reverse Stock Split not been effectuated.

Although the increased proportion of authorized and unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent shareowners or permit issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction in connection with the combination of the Company with another company), the Reverse Stock Split is not being proposed in response to any effort of which the Company is aware to accumulate shares of the outstanding Common Stock or to obtain control of the Company.

Change in Number and Exercise Price of Employee and Director Equity Awards.    The Reverse Stock Split will impact the number of shares of Common Stock available for issuance under the Company’s 2006 Omnibus Equity Plan in proportion to the Reverse Stock Split ratio. Under the terms of the Company’s outstanding equity awards, the Reverse Stock Split would cause a reduction in the number of shares of Common Stock issuable upon exercise, settlement or vesting of such awards in proportion to the exchange ratio of the Reverse Stock Split and would cause a proportionate increase in the exercise price of such awards to the extent they are stock options or similar awards. The aggregate number of shares authorized for future issuance under the Company’s 2006 Omnibus Equity Plan will also be proportionately reduced, as will the maximum aggregate limit on the number of shares that may be granted to any one participant under the 2006 Omnibus Equity Plan. In implementing the proportionate reduction, the number of shares issuable upon exercise, settlement or vesting of outstanding equity awards will be rounded up to the nearest whole share.

Regulatory Effects.    Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act or the Company’s obligation to publicly file financial and other information with the SEC. If the proposed Reverse Stock Split is implemented, our Common Stock will continue to trade on the NYSE under the same symbol it did prior to the Reverse Stock Split.

No Going Private Transaction.    Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

The Proposed Reverse Stock Split May Not Increase the Company’s Stock Price over the Long-Term.    The Board of Directors expects that a Reverse Stock Split of the Common Stock will increase the market price of such stock. However, the effect of a Reverse Stock Split upon the market price of the Company’s Common Stock cannot be predicted with any certainty, and there can be no assurance that the market price per share of Common Stock after the Reverse Stock Split will increase. It is possible that the per share price of Common Stock after the

Reverse Stock Split will not rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Stock Split, and some investors may interpret a Reverse Stock Split as a signal that the Company lacks confidence in its ability to increase its stock price naturally. Furthermore, the market price of the stock may be affected by other factors that may be unrelated to the number of shares outstanding, including the Company’s performance.

The Proposed Reverse Stock Split May Decrease the Liquidity of the Stock.    The liquidity of the Common Stock may be harmed by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split.

Accounting Consequences.    The stated capital on the Company’s balance sheet and the additional paid-in capital account, in each case, attributable to the Common Stock will be adjusted to reflect the Reverse Stock Split following the effectiveness of the amendment to the Certificate of Incorporation. The par value per share of the Common Stock will remain unchanged at $0.01 per share after the Reverse Stock Split. The par value per share of the Preferred Stock will remain unchanged at $0.01 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on the Company’s balance sheet attributable to the Common Stock will be reduced and the additional paid-in capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. The Company does not anticipate any other accounting consequences, including with respect to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Effect on Preferred Stock.    Our Preferred Stock votes on an as-if-converted basis. For example, a holder of our Preferred Stock is entitled to one vote for each share of Common Stock issuable upon conversion of the Preferred Stock. Each share of Preferred Stock is convertible into 60.606 shares of Common Stock. If the Reverse Stock Split is effected, the conversion rate at which our Preferred stock is convertible into Common Stock will be proportionately adjusted. As a result, the proportionate voting rights and other rights of the holders of our Preferred Stock will not be affected by the reverse stock split.

Certain Federal Income Tax Consequences

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split. This discussion is based upon provisions of the Code, the Treasury regulations promulgated under the Code and U.S. administrative rulings and court decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences of the Reverse Stock Split to vary substantially from the consequences described below.

This discussion does not address all of the U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to specific shareowners in light of their particular circumstances or to shareowners that are subject to special rules under the Code, such as financial institutions, insurance companies, dealers in securities or other persons that mark their securities to market, tax-exempt organizations, persons that do not hold our Common stock as a “capital asset” within the meaning of section 1221 of the Code, or persons that hold our Common stock as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes. If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner thereof will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our Common Stock, you should consult your tax advisor regarding the tax consequences of the Reverse Stock Split. This discussion does not address any state, local, estate, alternative minimum or foreign tax consequences of the Reverse Stock Split.

We believe that neither the Company nor the shareowners will recognize taxable gain or loss as a result of the Reverse Stock Split. In addition, each shareowner’s aggregate tax basis in the stock it receives pursuant to the Reverse Stock Split should generally be the same as the aggregate tax basis it had in the stock held by it prior to the Reverse Stock Split. Further, the holding period of the stock received by each holder pursuant to the Reverse Stock Split should generally include the shareowner’s holding period in the stock held by it prior to the Reverse Stock Split. Shareowners that acquired portions of their stock on different dates and at different prices should consult their own tax advisors regarding the effect thereof on the tax basis and holding period of stock they receive pursuant to the Reverse Stock Split.

No ruling has been or will be requested from the IRS regarding the U.S. federal income tax consequences of the Reverse Stock Split, and statements and conclusions set forth in this discussion may not be sustained by a court if contested by the IRS. Each shareowner is urged to consult its own tax advisor regarding the U.S. federal, state, local, foreign and other tax consequences of the Reverse Stock Split.

Determination Of The Specific Reverse Stock Split Ratio

If the Board of Directors chooses to implement the Reverse Stock Split, the Board of Directors’ selection of the specific Reverse Stock Split ratio will be based primarily on the price level of the Company’s Common Stock immediately prior to the Reverse Stock Split and the expected stability of the price level of the Common Stock going forward. We expect that the primary focus of the Board of Directors in determining the Reverse Stock Split ratio will be to select a ratio that they believe is likely to result in increased marketability and liquidity of the Common Stock and may encourage interest and trading in the Common Stock for the reasons discussed under “— Reasons for the Proposed Reverse Stock Split,” above.

We believe that granting the Board of Directors the authority to set the ratio for the Reverse Stock Split is essential because it provides the Board of Directors with the maximum flexibility to react to changing market conditions and to therefore act in the best interests of the Company and our shareowners. If the Board of Directors implements the Reverse Stock Split, the Company will make a public announcement regarding the determination of the exact Reverse Stock Split ratio.

Required Vote And Amendment Effective Time

Approval of this proposal requires the affirmative vote, either in person or by proxy, of the holders of a majority of the votes of the outstanding shares of Common Stock and Preferred Stock voting together as a single class (the Preferred Stock voting on an as converted basis). Abstentions and broker non-votes will have the same effect as voting against the adoption of the proposal because the required vote is based on the number of shares outstanding rather than the number of votes cast.

The Reverse Stock Split, if approved by our shareowners, would become effective upon the filing and effectiveness (the “Effective Time”) of a Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware. It is expected that such filing will take place promptly as practicable following the Annual Meeting, assuming the shareowners approve the amendment. However, the exact timing of the filing of the Certificate of Amendment will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to our Company and our shareowners. In addition, our Board of Directors reserves the right, notwithstanding shareowner approval and without further action by the shareowners, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Certificate of Amendment, our Board of Directors, in its sole discretion, determines that it is no longer in our Company’s best interests and the best interests of our shareowners to proceed with the Reverse Stock Split. If the Board of Directors elects to implement the Reverse Stock Split, the Company will publicly announce this decision and the Reverse Stock Split ratio in a press release prior to the Effective Time of the Reverse Stock Split.

Stock Certificates

If the Reverse Stock Split is implemented, as soon as practicable after the Effective Time, the Company will send a letter of transmittal to each holder of record of shares of Common Stock represented by stock certificates at the Effective Time for use in transmitting old stock certificates to our transfer agent, Computershare, who will serve as our exchange agent. The letter of transmittal will contain instructions for the surrender of old certificates to the exchange agent in exchange for new certificates representing the number of shares of new Common Stock into which such holders’ shares of Common Stock represented by the old certificates have been converted as a result of the Reverse Stock Split. Until so surrendered, each current certificate representing shares of our Common Stock will be deemed for all corporate purposes after the Effective Time to evidence ownership of shares in the appropriately reduced whole number of shares of the new Common Stock. Shareowners should not destroy any stock certificates and should not send in their old certificates to the exchange agent until they have received the letter of transmittal.

Persons holding their shares in street-name through banks, brokers or other nominees will be contacted by such banks, brokers or nominees and will not receive a letter of transmittal from the Company. Banks, brokers, and other nominees holding shares of Common Stock for shareowners will be instructed to effect the Reverse Stock Split for such beneficial holders, and these banks, brokers, and other nominees may apply their own specific procedures for processing the Reverse Stock Split.

No Appraisal Rights

Our shareowners do not have appraisal rights under Delaware law or under the Certificate of Incorporation or the Company’s bylaws in connection with the Reverse Stock Split.

Reservation Of Rights By The Board Of Directors

The Board of Directors reserves the right to abandon the adoption of the amendment being proposed without further action by our shareowners at any time before its effectiveness (as described above), even if the proposal has been approved by the shareowners and all other conditions to such adoption have been satisfied. The Board of Directors will defer or abandon the Reverse Stock Split if, in its business judgment, the Reverse Stock Split is no longer in the best interests of the Company or its shareowners. By voting in favor of the proposal, you will also be expressly authorizing the Board of Directors to determine not to proceed with and abandon the Reverse Stock Split if it should decide to do so. If the Board of Directors does not adopt the amendment giving effect to the Reverse Stock Split prior to the one-year anniversary of the 2011 Annual Meeting, shareowner approval would be required again prior to implementing a reverse stock split.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 3)

The Board of Directors has appointed the firm of Ernst & Young LLP to continue as the Company’s independent registered public accounting firm for the year ending December 31, 2011, subject to ratification of the appointment by Grubb & Ellis’ shareowners. If the shareowners do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but may decide to retain Ernst & Young LLP as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of Grubb & Ellis and its shareowners.

Assuming the presence of a quorum in person or by proxy at the Annual Meeting, the affirmative vote of a majority of the combined voting power of the outstanding shares of Common Stock and Preferred Stock voting as a single class (the Preferred Stock voting on an as converted basis) present in person or by proxy is required to ratify the appointment of Ernst & Young LLP as Grubb & Ellis’ independent registered public accounting firm for the year ending December 31, 2011.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2011, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A SHAREOWNER INDICATES OTHERWISE ON THE PROXY.

Auditor Fee Information

Ernst & Young LLP, independent registered public accountants, has served as the Company’s auditors since December 10, 2007 and audited the Company’s consolidated financial statements for the years ended December 31, 2010, 2009 and 2008.

The following table lists the fees and costs for services rendered during the years ended December 31, 2010 and 2009, respectively.

	2010	2009
Audit Fees(1)
Total Audit Fees	$1,887,702	$2,125,674

Audit Related Fees(2)
Total Audit-Related Fees	215,618	260,825

Tax Fees(2)
Total Tax Fees	91,926	144,042

All Other Fees(3)
Total All Other Fees	647,323	—

Total Fees	$2,842,569	$2,530,541

(1)	Includes fees and expenses related to the year-end audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)	Includes fees and expenses for services rendered from January through December of the year, notwithstanding when the fees and expenses were billed.

(3)	Includes advisory fees and expenses for services rendered from January through December of the year, notwithstanding when the fees and expenses were billed.

All audit and non-audit services have been pre-approved by the Audit Committee.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

Consistent with SEC requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

The Audit Committee’s policy requiring pre-approval of all audit services and permissible non-audit services provided by the independent registered public accounting firm, along with the associated fees for those services, provides for the annual pre-approval of specific types of services pursuant to the policies and procedures adopted by the Audit Committee, and gives guidance to management as to the specific services that are eligible for such annual pre-approval. The policy requires the specific pre-approval of all other permitted services. For both types of pre-approval, the Audit Committee considers whether the provision of a non-audit service is consistent with the SEC’s rules on auditor independence, including whether provision of the service (i) would create a mutual or conflicting interest between the independent registered public accounting firm and the Company, (ii) would place the independent registered public accounting firm in the position of auditing its own work, (iii) would result in the independent registered public accounting firm acting in the role of management or as an employee of the Company, or (iv) would place the independent registered public accounting firm in a position of acting as an advocate for us. Additionally, the Audit Committee considers whether the independent registered public accounting firm is best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent registered public accounting firm’s familiarity with our business, personnel, systems or risk profile and whether provision of the service by the independent registered public accounting firm would enhance our ability to manage or control risk or improve audit quality or would otherwise be beneficial to us.

Audit Committee Report

The Audit Committee currently has three members: Robert J. McLaughlin, Chair, D. Fleet Wallace and Rodger D. Young. The Board has determined that the members of the Audit Committee are independent under the NYSE listing requirements and the Securities Exchange act of 1943 as amended and the rules thereunder, and that Mr. McLaughlin is an audit committee financial expert in accordance with rules established by the SEC. The Audit Committee’s responsibilities are described in a written charter that was adopted by the Board. The charter of the Audit Committee is available on the Company’s website at www.grubb-ellis.com and printed copies of which may be obtained upon request by contacting Investor Relations, Grubb & Ellis Company, 1551 N. Tustin Ave., Suite 300, Santa Ana, CA 92705.

The primary function of the Audit Committee is to provide oversight relating to the corporate accounting functions, the systems of internal controls, and the integrity and quality of the financial reports of the Company. The responsibilities of the Audit Committee include recommending to the Board the appointment of independent accountants as auditors, approval of the scope of the annual audit, and a review of: (a) the independence and performance of the auditors; (b) the audit results and compliance with the auditors’ recommendations; and (c) financial report to shareowners. In addition, the Audit Committee approves the selection of any vendor utilized for internal audit function, its corporate accounting function and the effectiveness of internal controls, and compliance with certain aspects of the Company’s conflicts-of-interest policy.

The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Company’s management is responsible for the Company’s internal controls and the financial reporting process. The Audit Committee is responsible for monitoring these processes.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2010 with the Company’s management. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement and Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for its audits. The Audit Committee meets with the independent registered public accounting firm with and without management present to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and other matters.

Based on the review and discussions described above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2010 be included in the Annual Report for the year ended December 31, 2010 on Form 10-K for filing with the SEC.

The above Audit Committee Report is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Exchange Act.

Members of The Audit Committee

Robert J. McLaughlin, Chair

D. Fleet Wallace

Rodger D. Young

DATE FOR SUBMISSION OF SHAREOWNER PROPOSALS

FOR INCLUSION IN PROXY STATEMENT

Any proposal that a shareowner wishes to have included in our Proxy Statement and form of proxy relating to our 2012 annual meeting of shareowners under Rule 14a-8 of the SEC must be received by our Secretary at Grubb & Ellis Company, 1551 N. Tustin Ave., Suite 300, Santa Ana, California 92705, by [                    , 2012]. Any shareowner proposal received by the Company after [                    , 2012] which is submitted for consideration at next year’s annual meeting but not for inclusion in the proxy statement, will not be considered filed on a timely basis with the Company under Rule 14a-4(c)(1). For such proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For such proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (i) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion; and (ii) the proponent does not issue a proxy statement. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and form of proxy for such meeting any shareowner proposal that does not meet the requirements of the SEC in effect at the time. The Company’s bylaws provide that in order for a shareowner to make nominations for the election of directors or proposals for other business to be brought before the 2012 annual meeting of Shareowners, a shareowner must deliver written notice mailed or delivered of such nomination or business proposal to the Company not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to the first anniversary of last year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of 90th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made. A copy of the bylaws may be obtained from the Company.

CODE OF CONDUCT AND ETHICS

The Company has adopted, and revised effective January 25, 2008, a code of business conduct and ethics (“Code of Business Conduct and Ethics”) that applies to all of the Company’s directors, officers, employees and independent contractors, including the Company’s principal executive officer, principal financial officer and controller and complies with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE listing requirements. The January 25, 2008 revision was effected to make the Code of Business Conduct and Ethics consistent with the January 25, 2008 amendment to the Company’s by-laws so as to provide that members of the board of directors who are not an employee or executive officer of the Company (“Non-Management Directors”) have the right to directly or indirectly engage in the same or similar business activities or lines of business as the Company, or any of its subsidiaries, including those business activities or lines of business deemed to be in competition with the Company or any of its subsidiaries. In the event that a Non-Management Director acquires knowledge, other than as a result of his or her position as a director of the Company, of a potential transaction or matter that may be a corporate opportunity for the Company, or any of its subsidiaries, such Non-Management Director shall be entitled to offer such corporate opportunity to the Company as such Non-Management Director deems appropriate under the circumstances in their sole discretion.

The Company’s Code of Business Conduct and Ethics is designed to deter wrongdoing, and to promote, among other things, honest and ethical conduct, full, timely, accurate and clear public disclosures, compliance with all applicable laws, rules and regulations, the prompt internal reporting of violations of the code, and accountability. In addition, the Company maintains an Ethics Hotline with an outside service provider in order to assure compliance with the so-called “whistle blower” provisions of the Sarbanes Oxley Act of 2002. This toll-free hotline and confidential web-site provide officers, employees and independent contractors with a means by which issues can be communicated to management on a confidential basis. A copy of the Company’s Code of Business Conduct and Ethics is available on the Company’s website at www.grubb-ellis.com and upon request and without charge by contacting Investor Relations, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705.

REVOCATION OF PROXIES

You may change your proxy instructions at any time prior to the vote at the Annual Meeting for shares of Common Stock or Preferred Stock held directly in your name. You may accomplish this by attending the Annual Meeting and voting in person which will automatically cancel any proxy previously given (but your attendance alone will not revoke any proxy previously given), or by delivering to the Corporate Secretary of the Company, c/o Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705, a written notice, bearing a later date than the date of your proxy instructions provided to the Company, stating that your proxy provided to the Company is revoked. If your shares of Common Stock or Preferred Stock are held in “street name,” you must either vote your shares of Common Stock or Preferred Stock according to the enclosed voting instruction form or contact your broker or other nominee and follow the directions provided to you in order to change your vote.

SOLICITATION OF PROXIES

In connection with the solicitation of proxies by the Company for use at the 2011 Annual Meeting, proxies may be solicited by mail, facsimile, telephone, telegraph, electronic mail, Internet, in person and by advertisements. Solicitations may also be made by officers and divisions of the Company, none of whom will receive compensation for such solicitation.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on March 31, 2011, accompanies this Proxy Statement.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2010, including the exhibits filed thereto, may be obtained by shareowners without charge by written request addressed to Investor Relations, Grubb & Ellis Company, 1551 N. Tustin Ave,. Suite 300, Santa Ana, CA 92705 or may be accessed on the Internet at www.grubb-ellis.com.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR COMPLETE YOUR PROXY BY TELEPHONE OR VIA THE INTERNET, AT YOUR EARLIEST CONVENIENCE.

By order of the Board of Directors:

Thomas P. D’Arcy

President and Chief Executive Officer

Santa Ana, CA

November [    ], 2011

ANNEX A

FORM OF

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

GRUBB & ELLIS COMPANY

It is hereby certified that:

1.    The name of the corporation (the “Corporation”) is Grubb & Ellis Company.

2.    The Restated Certificate of Incorporation of the Corporation is hereby amended as follows:

a.    The following is hereby added to the end of Article IV:

“That, upon the Certificate of Amendment of the Restated Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Date”), a one-for-[    ] reverse stock split of the Common Stock shall become effective, such that each [            ] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Date shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Date and shall represent one share of Common Stock from and after the Effective Date. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall round up or round down to the nearest whole share as determined in good faith by the Board of Directors of the Corporation. The authorized shares of the Corporation shall remain as set forth in this Restated Certificate of Incorporation. Shares of Common Stock that were outstanding prior to the Effective Date and that are not outstanding after the Effective Date shall resume the status of authorized but unissued shares of Common Stock.”

3.    The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted by the board of directors and approved by stockholders in accordance with the provisions of 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this [    ] day of [            ], [        ].

GRUBB & ELLIS COMPANY

By:
Name:
Title:

FORM OF PROXY CARD

PROXY — GRUBB & ELLIS COMPANY

For the Annual Meeting of Shareowners — December [    ], 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

GRUBB & ELLIS COMPANY

I am a shareowner of Grubb & Ellis Company (the “Company”) and I have received the Notice of the Annual Meeting of Shareowners dated November [    ], 2011 and the accompanying Proxy Statement. I appoint Thomas P. D’Arcy and Michael J. Rispoli and each or either of them as Proxy Holders, with full power of substitution, to represent and vote all the shares of common stock and preferred stock which I may be entitled to vote at the Annual Meeting of Shareowners to be held at [                    ] on [            ], December [    ], 2011 at [        ] Eastern Standard Time or at any adjournment, postponement or any special meeting that may be called in lieu thereof, with all powers which I would have if I were personally present at the meeting.

The shares represented by this Proxy will be voted in the way that I direct. If this Proxy is executed but no direction is made, this Proxy will be voted: (1) “FOR ALL” WITH RESPECT TO THE ELECTION OF THOMAS P. D’ARCY, C. MICHAEL KOJAIAN, ROBERT J. MCLAUGHLIN, DEVIN I. MURPHY, D. FLEET WALLACE AND RODGER D. YOUNG TO THE BOARD OF DIRECTORS; (2) “FOR” THE ADOPTION OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT AN EXCHANGE RATIO WITHIN A RANGE OF 1-FOR-[    ] AND 1-FOR-[    ] AND THAT WILL BE DETERMINED BY THE BOARD OF DIRECTORS; (3) “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011; AND (4) “FOR” GRANTING TO THE PROXY HOLDERS THE DISCRETION TO VOTE ON ALL MATTERS, OTHER THAN THOSE PROPOSALS THAT ARE SET FORTH IN THE ACCOMPANYING PROXY STATEMENT BY THE COMPANY, AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT, POSTPONEMENT, OR SPECIAL MEETING THAT MAY BE CALLED IN LIEU THEREOF.

If any of the nominees listed in this Proxy Card becomes unavailable to serve as a director prior to the Annual Meeting, this Proxy will be voted for any substitute nominee(s) designated by the Board of Directors.

I ratify and confirm all that the above Proxy Holders may legally do in relation to this Proxy.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTMARKED ENVELOPE.

(Continued and to be marked, signed and dated on reverse side.)

Internet and Telephone Voting Instructions

You can vote by Internet OR telephone! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote by Internet	To vote by Telephone (within U.S. and Canada)

Go to the following web site	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

www.envisionreports.com/GBE
Enter the information requested on your computer screen and follow the simple instructions.	Follow the simple instructions provided by the recorded message.

If you vote by Internet or telephone, please DO NOT mail this proxy card.

Proxies submitted by Internet or telephone must be received by 11:59 p.m., Eastern Standard Time, on December [    ], 2011.

THANK YOU FOR VOTING!

Annual Meeting of Shareowners Proxy Card

Votes must be indicated by an “X” in black or blue ink.

Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to be Held on December [    ], 2011. Our proxy statement and annual report on Form 10-K are available at www.edocumentview.com/GBE.

The Board of Directors recommends that you vote: (1) “FOR ALL” with respect to the election of Thomas P. D’Arcy, C. Michael Kojaian, Robert J. McLaughlin, Devin I. Murphy, D. Fleet Wallace and Rodger D. Young to the Board of Directors; (2) “FOR” the adoption of an amendment to the Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at an exchange ratio within a range of 1-for-[    ] and 1-for-[    ] and that will be determined by the Board of Directors; (3) “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and (4) “FOR” granting to the proxy holders the discretion to vote on all matters, other than those proposals that are set forth in the accompanying proxy statement by the Company, as may properly come before the annual meeting or any adjournment, postponement, or special meeting that may be called in lieu thereof. (Please mark each matter with an “X” in the appropriate box.)

The Board of Directors recommends a vote “FOR ALL” with respect to Proposal 1 below.

1)	Election of Directors.

Nominees: Thomas P. D’Arcy, C. Michael Kojaian, Robert J. McLaughlin, Devin I. Murphy, D. Fleet Wallace and Rodger D. Young

☐  FOR ALL

☐  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

☐  FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW:

INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “FOR ALL EXCEPT NOMINEE WRITTEN BELOW” box and write the name(s) of the nominee(s) you do not support on the line above. Your shares of common stock and/or shares of preferred stock will be voted for the remaining nominee(s).

The Board of Directors recommends a vote “FOR” with respect to Proposal 2 below.

2)

Adoption of an amendment to the Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at an exchange ratio within a range of 1-for-[    ] and 1-for-[    ] and that will be determined by the Board of Directors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote “FOR” with respect to Proposal 3 below.

3)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please be sure to sign and date this Proxy.

DATED:

(Signature)

(Signature, if held jointly)

(Title)

Please sign exactly as your name appears on this Proxy. When shares of common stock or preferred stock are held jointly, joint owners should each sign. Executors, administrators, trustees, etc., should indicate the capacity in which signing. A proxy executed by a corporation or other company should be signed in its name by its authorized officers. Executors, administrators, trustees, partners, and authorized officers of corporations or other companies should indicate their positions when signing.

Your signature on this Proxy is an acknowledgement of the receipt of the Company’s Proxy Statement dated November [    ], 2011. Your signature revokes all proxies previously given by you to vote at the 2011 Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY!